Exhibit 4.13

COMSTOCK RESOURCES, INC.,

AND

EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO

9 1⁄2% Convertible Secured PIK Notes due 2020

INDENTURE

Dated as of             , 2016

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

as Trustee

i

EXHIBITS

EXHIBIT A	Form of Note

EXHIBIT B	Form of Supplemental Indenture

EXHIBIT C	Registration Rights Agreement

v

This INDENTURE, dated as of             , 2016 is among COMSTOCK RESOURCES, INC., a Nevada corporation (the “Company”), each Subsidiary Guarantor from time to time party hereto, as Subsidiary Guarantors, and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Trustee.

RECITALS

This Indenture is subject to the provisions of the Trust Indenture Act that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company’s 9 1⁄2% Convertible Secured PIK Notes due 2020 issued on the Issue Date (the “Notes”) and the Additional Notes:

ARTICLE 1.

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01.	Definitions.

“2009 Notes Issue Date” means October 9, 2009.

“2019 Convertible Notes Indenture” means the Indenture, dated as of             , 2016, among the Company, the subsidiary guarantors named therein and American Stock Transfer & Trust Company, LLC, as trustee, relating to the New 2019 Convertible Notes.

“Account Control Agreement” means each Account Control Agreement executed and delivered by the Company pursuant to this Indenture, in form and substance satisfactory to the parties thereto.

“Acquired Indebtedness” means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with acquisitions of Properties from such Person (other than any Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition). Acquired Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of Properties from such Person.

“Act,” when used with respect to any Holder, has the meaning specified in Section 14.03.

“Additional Assets” means:

(1) any Properties (other than cash, Cash Equivalents or securities) used in the Oil and Gas Business or any business ancillary thereto;

(2) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary;

(3) the acquisition from third parties of Capital Stock of a Restricted Subsidiary; or

(4) capital expenditures by the Company or a Restricted Subsidiary in the Oil and Gas Business.

“Additional New 2019 Convertible Notes” means the additional securities issued under the 2019 Convertible Notes Indenture solely in connection with the payment of interest in kind on the New 2019 Convertible Notes.

“Additional New Senior Secured Notes” means the additional securities issued under the Senior Secured Notes Indenture solely in connection with the payment of interest in kind on the New Senior Secured Notes.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:

(1) the sum of:

(a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any state, federal or foreign income taxes, as estimated by the Company and confirmed by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from:

(i) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and

(ii) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation activities, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from:

(iii) estimated proved oil and gas reserves produced or disposed of since such year-end, and

(iv) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report);

provided that, in the case of each of the determinations made pursuant to clauses (i) through (iv), such increases and decreases shall be as estimated by the Company’s petroleum engineers, unless there is a Material Change as a result of such acquisitions, dispositions or revisions, in which event the discounted future net revenues utilized for purposes of this clause (1)(a) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers;

(b) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements;

(c) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and

(d) the greater of (i) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (ii) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements, minus

(2) the sum of:

(a) Minority Interests;

(b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited financial statements;

(c) to the extent included in (1)(a) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(d) the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (1)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar- Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

“Adjusted Net Assets” of a Subsidiary Guarantor at any date shall mean the amount by which the fair value of the properties and assets of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; and the term “Affiliated” shall have a meaning correlative to the foregoing. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of this definition, beneficial ownership of 10% or more of the voting common equity (on a fully diluted basis) or options or warrants to purchase such equity (but only if exercisable at the date of determination or within 60 days thereof) of a Person shall be deemed to constitute control of such Person.

“Agents” means, collectively, the Trustee, the Collateral Agent, the Registrar, the Paying Agent and any other agents under the Note Documents from time to time.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer and exchange.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by means of a Production Payment, net profits interest, overriding royalty interest, sale and leaseback transaction, merger or consolidation) (collectively, for purposes of this definition, a “transfer”), directly or indirectly, in one or a series of related transactions, of (1) any Capital Stock of any Restricted Subsidiary, (2) all or substantially all of the Properties of any division or line of business of the Company or any of its Restricted Subsidiaries or (3) any other Properties of the Company or any of its Restricted Subsidiaries other than (a) a transfer of cash, Cash Equivalents, Hydrocarbons or other mineral products in the ordinary course of business or (b) any lease, abandonment, disposition, relinquishment or farm-out of any oil and gas Properties in the ordinary course of business.

For the purposes of this definition, the term “Asset Sale” also shall not include (A) any transfer of Properties (including Capital Stock) that is governed by, and made in accordance with, Article 5 hereof, (B) any transfer of Properties to an Unrestricted Subsidiary, if permitted under Section 4.07 hereof: or (C) any transfer (in a single transaction or a series of related transactions) of Properties (including Capital Stock) having a Fair Market Value of less than $25,000,000.

“Attributable Indebtedness” means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the net amount of rent under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Average Life” means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (1) the sum of the products of (a) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (2) the sum of all such principal payments.

“Board of Directors” means with respect to the Company, either the board of directors of the Company or any duly authorized committee of such board of directors, and, with respect to any Subsidiary, either the board of directors of such Subsidiary or any duly authorized committee of that board or, in the case of a Subsidiary not having a board of directors, the manager or other person performing a function comparable to a board of directors of a corporation.

“Board Resolution” means, with respect to the Company, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee, and with respect to a Subsidiary, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Subsidiary to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the cities of New York, New York or Dallas, Texas are authorized or obligated by law or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents in the equity interests (however designated) in such Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person.

“Capitalized Lease Obligation” means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any Property that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP. Notwithstanding the foregoing, any lease (whether entered into before or after the date of this Indenture) that would have been classified as an operating lease pursuant to GAAP as in effect on the date of this Indenture will be deemed not to represent a Capitalized Lease Obligation.

“Cash Equivalents” means:

(1) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

(2) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000;

(3) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) of this definition entered into with any commercial bank meeting the specifications of clause (2) of this definition;

(5) overnight bank deposits and bankers acceptances at any commercial bank meeting the qualifications specified in clause (2) of this definition;

(6) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (2) of this definition but which is a lending bank under the Revolving Credit Agreement, provided all such deposits do not exceed $5,000,000 in the aggregate at any one time;

(7) demand and time deposits and certificates of deposit with any commercial bank organized in the United States not meeting the qualifications specified in clause (2) of this definition; provided that such deposits and certificates support bond, letter of credit and other similar types of obligations incurred in the ordinary course of business; and

(8) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any event or series of events by which:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the Company;

(2) the Company consolidates with or merges into another Person or any Person consolidates with, or merges into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other Property, other than any such transaction where (a) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving or resulting Person that is Qualified Capital Stock and (b) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or resulting Person immediately after such transaction;

(3) the Company, either individually or in conjunction with one or more Restricted Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the Properties of the Company and such Restricted Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Restricted Subsidiaries, to any Person (other than the Company or a Wholly Owned Restricted Subsidiary);

(4) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

(5) the Company is liquidated or dissolved.

“Charter Amendment” means the amendment of the Company’s restated articles of incorporation to increase the number of shares of Common Stock authorized for issuance in an amount to provide a sufficient number of authorized shares of Common Stock for the issuance of shares upon conversion of all of the outstanding New Convertible Notes and exercise, to the extent necessary, of all of the New Warrants.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Collateral” means all property wherever located and whether now owned or at any time acquired after the date of this Indenture by any Collateral Grantor as to which a Lien is granted under the Collateral Agreements to secure the Notes or any Subsidiary Guarantee.

“Collateral Agent” means the collateral agent for all holders of Convertible Note Obligations. Bank of Montreal will initially serve as the Collateral Agent.

“Collateral Agreements” means, collectively, each Mortgage, the Pledge Agreement, the Security Agreement, the Intercreditor Agreement, the Collateral Trust Agreement and each other instrument, including any assignment, security agreement, mortgage, deed of trust, pledge agreement or other security instrument, creating Liens in favor of the Collateral Agent as required by the Convertible Note Documents, including the Intercreditor Agreement and the Collateral Trust Agreement, in each case, as the same may be in effect from time to time.

“Collateral Grantors” means the Company and each Subsidiary Guarantor that is party to a Collateral Agreement.

“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of the Issue Date, among the Collateral Agent, the Trustee and the trustee under the 2019 Convertible Notes Indenture, as amended, restated, supplemented or otherwise modified from time to time.

“Commission” or “SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Supplemental Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Common Stock” means the common stock, par value $0.50 per share, of the Company.

“Company” has the meaning provided in the introductory paragraph hereto, until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

“Consolidated Exploration Expenses” means, for any period, exploration expenses of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, for any period, the ratio on a pro forma basis of: (1) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges each to the extent deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Restricted Subsidiaries on a consolidated basis, all determined in accordance with GAAP, decreased (to the extent included in determining Consolidated Net Income) by the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar- Denominated Production Payments, to (2) Consolidated Interest Expense for such period; provided that (i) the Consolidated Fixed Charge Coverage Ratio shall be calculated on a pro forma basis on the assumptions that (A) the Indebtedness to be incurred (and all other Indebtedness incurred after the first day of such period of four full fiscal quarters referred to in Section 4.09(a) hereof through and including the date of determination), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness), including to refinance other Indebtedness, had been incurred on the first day of such four-quarter period and, in the case of Acquired Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (B) any acquisition or disposition by the Company or any Restricted Subsidiary of any Properties outside the ordinary course of business, or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the Stated Maturity thereof, in either case since the first day of such period of four full fiscal quarters through and including the date of determination, had been consummated on such first day of such four-quarter period, (ii) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with Section 4.09(a) and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate, (iii) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with Section 4.09(a) hereof shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility, (iv) notwithstanding clauses (ii) and (iii) of this provision, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements, (v) in making such calculation, Consolidated Interest Expense shall exclude interest attributable to Dollar-Denominated Production Payments, and (vi) if after the first day of the period referred to in clause (1) of this definition the Company has permanently retired any Indebtedness out of the Net Cash Proceeds of the issuance and sale of shares of Qualified Capital Stock of the Company within 30 days of such issuance and sale, Consolidated Interest Expense shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

“Consolidated Income Tax Expense” means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, without duplication, the sum of (1) the interest expense of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation constituting Indebtedness, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and (e) all accrued interest, in each case to the extent attributable to such period, (2) to the extent any Indebtedness of any Person (other than the Company or a Restricted Subsidiary) is guaranteed by the Company or any Restricted Subsidiary, the aggregate amount of interest paid (to the extent not accrued in a prior period) or accrued by such other Person during such period attributable to any such Indebtedness, in each case to the extent attributable to that period, (3) the aggregate amount of the interest component of Capitalized Lease Obligations paid (to the extent not accrued in a prior period), accrued or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and (4) the aggregate amount of dividends paid (to the extent such dividends are not accrued in a prior period and excluding dividends paid in Qualified Capital Stock) or accrued on Disqualified Capital Stock of the Company and its Restricted Subsidiaries, to the extent such Disqualified Capital Stock is owned by Persons other than the Company or its Restricted Subsidiaries, less, to the extent included in any of clauses (1) through (4), amortization of capitalized debt issuance costs of the Company and its Restricted Subsidiaries during such period.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding:

(1) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto);

(2) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales;

(3) the net income (or net loss) of any Person (other than the Company or any of its Restricted Subsidiaries), in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries in cash by such other Person during such period (regardless of whether such cash dividends or distributions are attributable to net income (or net loss) of such Person during such period or during any prior period);

(4) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(5) dividends paid in Qualified Capital Stock;

(6) income resulting from transfers of assets received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary;

(7) Consolidated Exploration Expenses and any write-downs or impairments of non-current assets; and

(8) the cumulative effect of a change in accounting principles.

“Consolidated Non-cash Charges” means, for any period, the aggregate depreciation, depletion, amortization and exploration expense and other non-cash expenses of the Company and its Restricted Subsidiaries reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge for which an accrual of or reserve for cash charges for any future period is required).

“Conversion Agent” means a Person engaged to perform the obligations in respect of the conversion of the Notes.

“Convertible Note Documents” means this Indenture, the 2019 Convertible Notes Indenture, the Collateral Agreements and any agreement instrument or other document evidencing or governing any Convertible Note Obligations related to the Notes.

“Convertible Note Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company or any Subsidiary Guarantor arising under the Convertible Notes Indentures, the New Convertible Notes, the Subsidiary Guarantees in respect of the New Convertible Notes and the Collateral Agreements (including all principal, premium, interest, penalties, fees, charges, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable or arising thereunder), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any Subsidiary Guarantor of any proceeding in bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Convertible Notes Indentures” means, collectively, this Indenture and the 2019 Convertible Notes Indenture.

“Corporate Trust Office” means, for purposes of presenting Securities and at any time its corporate trust business shall be administered, American Stock Transfer & Trust Company, LLC located at 6201 15th Avenue, Brooklyn, New York 11219, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Daily VWAP” means for any Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “WLL<equity>VWAP” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day, up to and including the final closing print (which is indicated by Condition Code “6” in Bloomberg) (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day, determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).

“Default” means any event, act or condition that is, or after notice or passage of time or both would become, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend set forth in Section 2.06(f) and shall not have the “Schedule of Increases or Decreases in the Global Note” attached thereto.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

“Disinterested Director” means, with respect to any transaction or series of transactions in respect of which the Board of Directors of the Company is required to deliver a Board Resolution hereunder, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock of the Company) in or with respect to such transaction or series of transactions.

“Disqualified Capital Stock” means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed or repurchased prior to the final Stated Maturity of the Notes or is redeemable at the option of the Holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity. For purposes of Section 4.09(a), Disqualified Capital Stock shall be valued at the greater of its voluntary or involuntary maximum fixed redemption or repurchase price plus accrued and unpaid dividends. For such purposes, the “maximum fixed redemption or repurchase price” of any Disqualified Capital Stock which does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were redeemed or repurchased on the date of determination, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Disqualified Capital Stock; provided that if such Disqualified Capital Stock is not at the date of determination permitted or required to be redeemed or repurchased, the “maximum fixed redemption or repurchase price” shall be the book value of such Disqualified Capital Stock.

“Dollar-Denominated Production Payments” means production payment obligations of the Company or a Restricted Subsidiary recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith

“Engineering Report” means the Initial Engineering Report and each engineering report delivered pursuant to Section 4.04(b)(3) or (b)(4).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means the Euroclear System or any successor securities clearing agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor act thereto.

“Exchange Offer and Consent Solicitation” means a series of transactions in which the Company will (i) exchange the New Senior Secured Notes and the New Warrants for the Old Senior Secured Notes, (ii) exchange the New 2019 Convertible Notes for the Company’s 7 3⁄4% Senior Notes due 2019, (iii) exchange the Notes for the Company’s 9 1⁄2% Senior Notes due 2020 and (iv) solicit the consent of the holders of the Old Senior Secured Notes and Old Unsecured Notes for certain amendments to the Old Indentures, including amendments to eliminate or amend certain restrictive covenants contained in the Old Indentures, release the collateral securing the Old Senior Secured Notes and, to the extent necessary, approve the appointment of American Stock Transfer & Trust Company, LLC as trustee under the Old Indentures.

“Exchanged Properties” means properties or assets used or useful in the Oil and Gas Business received by the Company or a Restricted Subsidiary in trade or as a portion of the total consideration for other such properties or assets.

“Fair Market Value” means with respect to any Property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value of a Property equal to or in excess of $10,000,000 shall be determined by the Board of Directors of the Company acting in good faith, whose determination shall be conclusive and evidenced by a Board Resolution delivered to the Trustee, and any lesser Fair Market Value may be determined by an officer of the Company acting in good faith.

“Federal Bankruptcy Code” means the United States Bankruptcy Code of Title 11 of the United States Code, as amended from time to time.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

“Global Note” means a Note in global form registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto, and that bears the Global Note Legend set forth in Section 2.06(f) and that has the “Schedule of Increases or Decreases in the Global Note” attached thereto, issued in accordance with Sections 2.01, 2.06(b), 2.06(c), 2.06(d) or 2.06(e) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

The uncapitalized term “guarantee” means, as applied to any obligation, (1) a guarantee (other than by endorsement of negotiable instruments or documents for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down under letters of credit. When used as a verb, “guarantee” has a corresponding meaning.

“Hedging Agreement” means (1) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing and any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act), whether or not any such transaction is governed by or subject to any master agreement, and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Holder” means a Person in whose name a Note (including an Additional Note) is registered in the Note Register.

“Hydrocarbon Interest” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, operating rights, net profit interests, production payment interests and other similar types of interests, including any reserved or residual interest of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indebtedness” means, with respect to any Person, without duplication:

(1) all liabilities of such Person, contingent or otherwise, for borrowed money or for the deferred purchase price of Property or services (excluding any trade accounts payable and other accrued current liabilities incurred and reserves established in the ordinary course of business) and all liabilities of such Person incurred in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, outstanding on the Issue Date or thereafter, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

(2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

(3) all obligations of such Person with respect to letters of credit;

(4) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), but excluding trade accounts payable arising and reserves established in the ordinary course of business;

(5) all Capitalized Lease Obligations of such Person;

(6) the Attributable Indebtedness (in excess of any related Capitalized Lease Obligations) related to any Sale/Leaseback Transaction of such Person;

(7) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon Property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured);

(8) all guarantees by such Person of Indebtedness referred to in this definition (including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment); and

(9) all obligations of such Person under or in respect of currency exchange contracts, oil and natural gas price hedging arrangements and Interest Rate Protection Obligations.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock shall be deemed to be an Incurrence of Indebtedness or an issuance of Disqualified Capital Stock or Preferred Stock for purposes of this definition. In addition, Disqualified Capital Stock shall be deemed to be Indebtedness.

Subject to clause (8) of the first sentence of this definition, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Engineering Report” means the engineering report dated as of December 31, 2014, prepared by Lee Keeling & Associates, Inc.

“Insolvency or Liquidation Proceeding” means (1) any voluntary or involuntary case or proceeding under any bankruptcy law with respect to any Collateral Grantor, (2) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Collateral Grantor or with respect to any of its assets, (3) any liquidation, dissolution, reorganization or winding up of any Collateral Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (other than any liquidation, dissolution, reorganization or winding up of any Subsidiary of the Company permitted by the Pari Passu Documents), (4) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Collateral Grantor or (5) any other proceeding of any type or nature in which substantially all claims of creditors of any Collateral Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement” means (1) the Intercreditor Agreement among the Priority Lien Collateral Agent, the Collateral Agent, the Company, each other Collateral Grantor and the other parties from time to time party thereto, to be entered into on the Issue Date, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Convertible Notes Indentures or Collateral Trust Agreement, as applicable, and (2) any replacement thereof that contains terms not materially less favorable to the holders of the New Convertible Notes than the Intercreditor Agreement referred to in clause (1).

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Interest Rate Protection Obligations” means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such Person’s and any of its Subsidiaries exposure to fluctuations in interest rates.

“Investment” means, with respect to any Person, any direct or indirect advance, loan, guarantee of Indebtedness or other extension of credit or capital contribution by such Person to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (including derivatives) or evidences of Indebtedness issued by, any other Person. In addition, the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an “Investment” made by the Company in such Unrestricted Subsidiary at such time. “Investments” shall exclude (1) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, (2) Interest Rate Protection Obligations entered into in the ordinary course of business or as required by any Permitted Indebtedness or any Indebtedness incurred in compliance with Section 4.09, but only to the extent that the stated aggregate notional amounts of such Interest Rate Protection Obligations do not exceed 105% of the aggregate principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate and (3) endorsements of negotiable instruments and documents in the ordinary course of business. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of.

“Issue Date” means             , 2016.

“Junior Lien” means any Lien which (1) is also granted to secure the Convertible Note Obligations and (2) is subordinate to the Liens securing the Priority Lien Obligations pursuant to the Intercreditor Agreement.

“Lender Provided Hedging Agreement” means any Hedging Agreement between the Company or any Subsidiary Guarantor and a Secured Swap Counterparty.

“Lien” means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim or similar type of encumbrance (including, without limitation, any agreement to give or grant any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) upon or with respect to any Property of any kind. A Person shall be deemed to own subject to a Lien any Property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Liquid Securities” means securities (1) of an issuer that is not an Affiliate of the Company, (2) that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market and (3) as to which the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting the requirements of clauses (1), (2)

and (3) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (a) the date on which such securities are sold or exchanged for cash or Cash Equivalents and (b) 150 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Cash Equivalents within 120 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with Section 4.10 hereof, such securities shall be deemed not to have been Liquid Securities at any time.

“Material Change” means an increase or decrease (except to the extent resulting from changes in prices) of more than 30% during a fiscal quarter in the estimated discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (1)(a) of the definition of “Adjusted Consolidated Net Tangible Assets”; provided that the following will be excluded from the calculation of Material Change: (1) any acquisitions during the quarter of oil and gas reserves with respect to which the Company’s estimate of the discounted future net revenues from proved oil and gas reserves has been confirmed by independent petroleum engineers and (2) any dispositions of Properties during such quarter that were disposed of in compliance with Section 4.10.

“Maturity” means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or in the Indenture provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

“Minority Interest” means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that are not owned by the Company or a Restricted Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgage” means all mortgages, deeds of trust and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens on Oil and Gas Properties and other related assets to secure payment of the New Convertible Notes and the Subsidiary Guarantees or any part thereof.

“Mortgaged Properties” means any property owned by a Collateral Grantor that is subject to the Liens existing and to exist under the terms of the Mortgages.

“Net Available Cash” from an Asset Sale or Sale/Leaseback Transaction means cash proceeds received therefrom (including (1) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and (2) the Fair Market Value of Liquid Securities and Cash Equivalents, and excluding (a) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property that is the subject of such Asset Sale or Sale/Leaseback Transaction and (b) except to the extent subsequently converted to cash, Cash Equivalents or Liquid Securities within 240 days after such Asset Sale or Sale/Leaseback Transaction, consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (1) and (2)), in each case net of (i) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale or Sale/Leaseback Transaction, (ii) all payments made on any Indebtedness (but specifically excluding Indebtedness of the Company and its Restricted Subsidiaries assumed in connection with or in anticipation of such Asset Sale or Sale/Leaseback Transaction) which is secured by any assets subject to such Asset Sale or Sale/Leaseback Transaction, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or Sale/Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale/Leaseback Transaction, provided that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale or Sale/ Leaseback Transaction and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale or Sale/ Leaseback Transaction and retained by the Company or any Restricted Subsidiary after such Asset Sale or Sale/ Leaseback Transaction; provided that if any consideration for an Asset Sale or Sale/Leaseback Transaction (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to such Person or its Restricted Subsidiaries from escrow.

“Net Cash Proceeds” with respect to any issuance or sale of Qualified Capital Stock or other securities, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Working Capital” means (1) all current assets of the Company and its Restricted Subsidiaries, less (2) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in consolidated financial statements of the Company prepared in accordance with GAAP.

“New 2019 Convertible Notes” means the Company’s 7 3⁄4% Convertible Secured PIK Notes due 2019. Unless the context otherwise requires, all references to the New 2019 Convertible Notes shall include the Additional New 2019 Convertible Notes.

“New Convertible Notes” means, collectively, the Notes and the New 2019 Convertible Notes.

“New Senior Secured Notes” means the Company’s Senior Secured Toggle Notes due 2020. Unless the context otherwise requires, all references to the New Senior Secured Notes shall include the Additional New Senior Secured Notes.

“New Warrants” means the warrants issued to the holders of the Old Senior Secured Notes in the Exchange Offer and Consent Solicitation that are exercisable for shares of the Company’s common stock.

“Non-Recourse Indebtedness” means Indebtedness or that portion of Indebtedness of the Company or any Restricted Subsidiary incurred in connection with the acquisition by the Company or such Restricted Subsidiary of any Property and as to which (i) the holders of such Indebtedness agree that they will look solely to the Property so acquired and securing such Indebtedness for payment on or in respect of such Indebtedness, and neither the Company nor any Subsidiary (other than an Unrestricted Subsidiary) (a) provides credit support, including any undertaking, agreement or instrument which would constitute Indebtedness, or (b) is directly or indirectly liable for such Indebtedness, and (ii) no default with respect to such Indebtedness would permit (after notice or passage of time or both), according to the terms thereof, any holder of any Indebtedness of the Company or a Restricted Subsidiary to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Note Documents” means this Indenture, the Collateral Agreements and any agreement instrument or other document evidencing or governing any Note Obligations.

“Note Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company or any Subsidiary Guarantor arising under this Indenture, the Notes, the Additional Notes, the Subsidiary Guarantees and the Collateral Agreements (including all principal, premium, interest, penalties, fees, charges, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable or arising thereunder), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any Subsidiary Guarantor of any proceeding in bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Note Register” means the register maintained by or for the Company in which the Company shall provide for the registration of the Notes and the transfer of the Notes.

“Notes” has the meaning provided in the recitals hereto. The Additional Notes shall have the same rights and benefits as the Notes issued on the Issue Date, and shall be treated together with the Notes as a single class for all purposes under this Indenture. Unless the context otherwise requires, all references to the Notes shall include the Additional Notes.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, payments with respect to any letters of credit, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of any Person by two Officers, one of whom must be a Financial Officer of such Person.

“Oil and Gas Business” means (1) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon Properties, (2) the gathering, marketing, treating, processing, storage, refining, selling and transporting of any production from such interests or Properties, (3) any business relating to or arising from exploration for or development, production, treatment, processing, storage, refining, transportation or marketing of oil, gas and other minerals and products produced in association therewith, and (4) any activity necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (3) of this definition.

“Oil and Gas Properties” means Hydrocarbon Interests; the properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority have jurisdiction) that may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements that relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interest; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, properties, rights, titles, interests and estates described or referred to in this definition, including any and all property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rightsofway, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Old Indentures” means (i) the Indenture, dated as of October 9, 2009 (the “Base Indenture”), among the Company, the subsidiary guarantors named therein, and American Stock Transfer & Trust Company, LLC, as the successor trustee, as amended and supplemented by the Third Supplemental Indenture, dated as of March 14, 2011, among the Company, the subsidiary guarantors named therein and American Stock Transfer & Trust Company, LLC, as the successor trustee, relating to the Company’s 7 3⁄4% Senior Notes due 2019, (ii) the Base

Indenture, as amended and supplemented by the Fourth Supplemental Indenture, dated as of June 5, 2012, among the Company, the subsidiary guarantors named therein and American Stock Transfer & Trust Company, LLC, as the successor trustee, relating to the Company’s 9 1⁄2% Senior Notes due 2020 and (iii) the Indenture, dated as of March 13, 2015, among the Company, the subsidiary guarantors named therein, and American Stock Transfer & Trust Company, LLC, as the successor trustee, relating to the Company’s Old Senior Secured Notes.

“Old Senior Secured Notes” means the Company’s 10% Senior Secured Notes due 2020.

“Old Unsecured Notes” means, collectively, the Company’s 7 3⁄4% Senior Notes due 2019 and 9 1⁄2% Senior Notes due 2020.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company (or any Subsidiary Guarantor), including an employee of the Company (or any Subsidiary Guarantor), and who shall be reasonably acceptable to the Trustee.

“Optional Conversion Notice” means a “Conversion Notice” in the form attached to Form of Note attached hereto as Exhibit A.

“Outstanding” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Notes, except to the extent provided in Sections 8.02 and 8.03 hereof, with respect to which the Company has effected legal defeasance or covenant defeasance as provided in Article 8 hereof; and

(4) Notes which have been replaced pursuant to Section 2.07 hereof or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands the Notes are valid obligations of the Company;

provided that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company, any Subsidiary Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Subsidiary Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company, any Subsidiary Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Subsidiary Guarantor or such other obligor.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to the DTC, shall include Euroclear and Clearstream).

“Permitted Collateral Liens” means Liens described in clauses (1), (2), (5), (6), (7), (8), (9), (10), (11), (13), (18), (19), (20), (21), (22), (23) and (24) of the definition of “Permitted Liens” that, by operation of law, have priority over the Liens securing the Notes and the Subsidiary Guarantees.

“Permitted Investments” means any of the following:

(1) Investments in Cash Equivalents;

(2) Investments in property, plant and equipment used in the ordinary course of business;

(3) Investments in the Company or any of its Restricted Subsidiaries;

(4) Investments by the Company or any of its Restricted Subsidiaries in another Person, if (a) as a result of such Investment (i) such other Person becomes a Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its Properties to, the Company or a Restricted Subsidiary and (b) such other Person is primarily engaged in the Oil and Gas Business;

(5) entry into operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements or other similar or customary agreements, transactions, Properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business;

(6) entry into any hedging arrangements in the ordinary course of business for the purpose of protecting the Company’s or any Restricted Subsidiary’s production, purchases and resales against fluctuations in oil or natural gas prices;

(7) entry into any currency exchange contract in the ordinary course of business;

(8) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary, in each case as to debt owing to the Company or any Restricted Subsidiary that arose in the ordinary course of business of the Company or any such Restricted Subsidiary;

(9) guarantees of Indebtedness permitted under Section 4.09;

(10) investments in Unrestricted Subsidiaries or joint ventures in an aggregate amount not to exceed at any one time outstanding $25,000,000; and

(11) other Investments, in an aggregate amount not to exceed at any one time outstanding the greater of (a) $25,000,000 and (b) 5% of Adjusted Consolidated Net Tangible Assets.

“Permitted Liens” means the following types of Liens:

(1) Liens securing Indebtedness of the Company and any Subsidiary Guarantor under the Revolving Credit Agreement in an aggregate principal amount not to exceed $50,000,000 at any time outstanding; provided that such Liens are subject to the Priority Lien Intercreditor Agreement;

(2) Liens existing as of the Issue Date (excluding Liens securing Indebtedness of the Company and any Subsidiary Guarantor under the Revolving Credit Agreement);

(3) Liens on any Properties of the Company and any Subsidiary Guarantor securing (a) the New 2019 Convertible Notes issued on the Issue Date in the Exchange Offer and Consent Solicitation (and any assumption of obligations guaranteed thereby), the Additional New 2019 Convertible Notes issued in connection with the payment of interest thereon, and the subsidiary guarantees in respect thereof and (b) the Notes issued on the Issue Date in the Exchange Offer and Consent Solicitation (and any assumption of obligations guaranteed thereby), the Additional Notes issued in connection with the payment of interest thereon, and the Subsidiary Guarantees in respect thereof;

(4) Liens in favor of the Company or any Restricted Subsidiary;

(5) Liens for taxes, assessments and governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(6) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(7) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money but including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, Federal or foreign lands or waters);

(8) judgment and attachment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

(9) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(10) any interest or title of a lessor under any capital lease or operating lease;

(11) purchase money Liens; provided that (a) the related purchase money Indebtedness shall not be secured by any Property of the Company or any Restricted Subsidiary other than the Property so acquired (including, without limitation, those acquired indirectly through the acquisition of stock or other ownership interests) and any proceeds therefrom, (b) the aggregate principal amount of Indebtedness secured by such Liens it otherwise permitted to be incurred under this Indenture and does not exceed the cost of the property or assets so acquired and (c) the Liens securing such Indebtedness shall be created within 90 days of such acquisition;

(12) Liens securing obligations under hedging agreements that the Company or any Restricted Subsidiary enters into in the ordinary course of business for the purpose of protecting its production, purchases and resales against fluctuations in oil or natural gas prices;

(13) Liens upon specific items of inventory or other goods of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other Property relating to such letters of credit and products and proceeds thereof;

(15) Liens encumbering Property under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such Property;

(16) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(17) Liens securing Interest Rate Protection Obligations which Interest Rate Protection Obligations relate to Indebtedness that is secured by Liens otherwise permitted under this Indenture;

(18) Liens (other than Liens securing Indebtedness) on, or related to, Properties to secure all or part of the costs incurred in the ordinary course of business for the exploration, drilling, development or operation thereof;

(19) Liens on pipeline or pipeline facilities which arise by operation of law;

(20) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements which are customary in the Oil and Gas Business;

(21) Liens reserved in oil and gas mineral leases for bonus or rental payments or for compliance with the terms of such leases;

(22) Liens constituting survey exceptions, encumbrances, easements, or reservations of, or rights to others for, rights-of-way, zoning or other restrictions as to the use of real properties, and minor defects of title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of Property or services, and in the aggregate do not materially adversely affect the value of Properties of the Company and the Restricted Subsidiaries, taken as a whole, or materially impair the use of such Properties for the purposes for which such Properties are held by the Company or any Restricted Subsidiaries;

(23) Liens securing Non-Recourse Indebtedness; provided that the related Non-Recourse Indebtedness shall not be secured by any Property of the Company or any Restricted Subsidiary other than the Property acquired (including, without limitation, those acquired indirectly through the acquisition of stock or other ownership interests) by the Company or any Restricted Subsidiary with the proceeds of such Non-Recourse Indebtedness;

(24) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company and Liens on Property of a Subsidiary existing at the time it became a Subsidiary; provided that such Liens were in existence prior to the contemplation of the acquisition and do not extend to any assets other than the acquired Property;

(25) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of its Restricted Subsidiaries so long as such deposit and such defeasance are permitted under Section 4.07;

(26) Priority Liens to secure the New Senior Secured Notes issued on the Issue Date (and the subsidiary guarantees in respect thereof) and incurred under clause (12) of the definition of “Permitted Indebtedness”;

(27) Liens to secure any Permitted Refinancing Indebtedness incurred to renew, refinance, refund, replace, amend, defease or discharge, as a whole or in part, Indebtedness that was previously so secured; provided that (a) the new Liens shall be limited to all or part of the same property and assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced and (b) the new Liens have no greater priority relative to the Notes and the Subsidiary Guarantees, and the holders of the Indebtedness secured by such Liens have no greater intercreditor rights relative to the Notes and the Subsidiary Guarantees and the Holders thereof, than the original Liens and the related Indebtedness; and

(28) additional Liens of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed at any one time outstanding $75,000,000; provided that Liens incurred under this clause (28) to secure Additional New Senior Secured Notes incurred under Section 4.09(b)(11) shall be permitted to secure up to $91,875,000 in face amount of Additional New Senior Secured Notes issued under the Senior Secured Notes Indenture.

Notwithstanding anything in clauses (1) through (28) of this definition, the term “Permitted Liens” shall not include any Liens resulting from the creation, incurrence, issuance, assumption or guarantee of any Production Payments other than Production Payments that are created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 30 days after, the acquisition of the Properties that are subject thereto.

“Permitted Refinancing Indebtedness” means Indebtedness of the Company or a Restricted Subsidiary, the net proceeds of which are used to renew, extend, refinance, refund or repurchase (including, without limitation, pursuant to a Change of Control Offer or Prepayment Offer) outstanding Indebtedness of the Company or any Restricted Subsidiary; provided that (1) if the Indebtedness (including the Notes) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to either the Notes or the Subsidiary Guarantees, then such Indebtedness is pari passu with or subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (2) such Indebtedness has a Stated Maturity for its final scheduled principal payment that is no earlier than the Stated Maturity for the final scheduled principal payment of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (3) if the Company or a Subsidiary Guarantor is the issuer of, or otherwise an obligor in respect of the Indebtedness being renewed, refinanced, refunded or repurchased, such Permitted Refinancing Indebtedness is not Incurred by any Restricted Subsidiary that is not the Company or a Subsidiary Guarantor, (4) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased and (5) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased by its terms provides that interest is payable only in kind, then such Indebtedness may not permit the payment of scheduled interest in cash; provided, further, that such Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of any premium required to be paid in connection with such renewal, extension, refinancing, refunding or repurchase pursuant to the terms of the Indebtedness being renewed, extended, refinanced, refunded or repurchased or the amount of any premium reasonably determined by the Company as necessary to accomplish such renewal, extension, refinancing, refunding or repurchase, plus the amount of reasonable fees and expenses incurred by the Company or such Restricted Subsidiary in connection therewith.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s preferred or preference stock, whether now outstanding or issued after the Issue Date, including, without limitation, all classes and series of preferred or preference stock of such Person.

“Petroleum Industry Standards” shall mean the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Pledge Agreement” means each Pledge Agreement and Irrevocable Proxy to be entered into on the Issue Date in favor of the Collateral Agent for the benefit of the Secured Parties and each other pledge agreement in substantially the same form in favor of the Collateral Agent for the benefit of the Secured Parties delivered in accordance with the Convertible Notes Indentures and the Collateral Agreements.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Priority Lien” means a Lien granted (or purported to be granted) by the Company or any Subsidiary Guarantor in favor of the Priority Lien Collateral Agent, at any time, upon assets or property of the Company or any Subsidiary Guarantor to secured any Priority Lien Obligations.

“Priority Lien Collateral Agent” means the Revolving Credit Agreement Agent, or if the Revolving Credit Agreement ceases to exist, the collateral agent or other representative of the holders of the New Senior Secured Notes designated pursuant to the terms of the Priority Lien Documents and the Intercreditor Agreement.

“Priority Lien Documents” means, collectively, the Revolving Credit Agreement Documents and the Senior Secured Note Documents.

“Priority Lien Intercreditor Agreement” means (1) the Amended and Restated Priority Lien Intercreditor Agreement, among the Priority Lien Collateral Agent, Senior Secured Notes Trustee, the Revolving Credit Agreement Agent, the Company, each other Collateral Grantor, the other parties from time to time party thereto, and American Stock Transfer & Trust Company, LLC in its capacity as the successor trustee under the Old Senior Secured Notes to be entered into on the Issue Date, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Priority Lien Documents and (2) any replacement thereof.

“Priority Lien Obligations” means, collectively, (a) the Revolving Credit Agreement Obligations and (b) the Senior Secured Note Obligations, in each case whether accrued or incurred before or after the commencement of an Insolvency or Liquidation Proceeding, and whether or not allowed or allowable in an Insolvency or Liquidation Proceeding.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

“Proved and Probable Drilling Locations” means all drilling locations of the Collateral Grantors located in the Haynesville and Bossier shale acreage in the States of Louisiana and Texas that are Proved Reserves or classified, in accordance with the Petroleum Industry Standards, as “Probable Reserves.”

“Proved Developed Non-Producing Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and “Developed Non-Producing Reserves.”

“Proved Developed Producing Reserves” shall mean oil and gas reserves that in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and “Developed Producing Reserves”.

“Proved Developed Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (1) “Developed Producing Reserves” or (2) “Developed Non-Producing Reserves.”

“Proved Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (1) “Developed Producing Reserves”, (2) “Developed Non-Producing Reserves” or (3) “Undeveloped Reserves”.

“PV-9” means, with respect to any Proved Developed Reserves expected to be produced, the net present value, discounted at 9% per annum, of the future net revenues expected to accrue to the Collateral Grantors’ collective interests in such reserves during the remaining expected economic lives of such reserves, calculated by the Revolving Credit Agreement Agent (or, if no Revolving Credit Agreement is then in effect, the Collateral Agent) in its sole and absolute discretion; provided that the PV-9 associated with Proved Developed Non-Producing Reserves shall comprise no more than 25% of total PV-9.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Disqualified Capital Stock.

“Registration Rights Agreement” means Registration Rights Agreement substantially in the form of Exhibit C attached hereto.

“Regular Record Date” for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Relevant Stock Exchange” means The New York Stock Exchange or, if the Common Stock (or other security for which a Daily VWAP must be determined) is not then listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed.

“Required Stockholder Approval” means the approval by (1) a majority of the issued and outstanding shares of Common Stock of the amendment to the Company’s restated articles of incorporation to increase the number of shares of the Company’s common stock authorized for issuance in an amount to provide a sufficient number of authorized shares of Common Stock for the issuance of shares upon conversion of the New Convertible Notes and, to the extent necessary, exercise of the New Warrants and (2) a majority of the shares of Common Stock represented at the special meeting and entitled to vote on the issuance of the maximum number of shares of Common Stock that would be issued upon conversion of all of the outstanding New Convertible Notes and, to the extent necessary, exercise of all of the New Warrants.

“Responsible Officer,” when used with respect to the Trustee, means any officer in the Corporate Trust Office having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Investment” means (without duplication) (1) the designation of a Subsidiary as an Unrestricted Subsidiary in the manner described in the definition of “Unrestricted Subsidiary” and (2) any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company, whether existing on or after the Issue Date, unless such Subsidiary of the Company is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary pursuant to the terms of this Indenture.

“Revolving Credit Agreement” means that certain Credit Agreement, dated as of March 4, 2015, among the Company, the lenders from time to time party thereto and the Revolving Credit Agreement Agent, as amended, restated, modified, renewed, refunded, replaced or refinanced, from time to time.

“Revolving Credit Agreement Agent” means Bank of Montreal (or other agent designated in the Revolving Credit Agreement), together with its successors and permitted assigns in such capacity.

“Revolving Credit Agreement Documents” means the Revolving Credit Agreement and any other Loan Documents (as defined in the Revolving Credit Agreement).

“Revolving Credit Agreement Obligations” means, collectively, (1) the Obligations (as defined in the Revolving Credit Agreement) of the Company and the Subsidiary Guarantors under the Revolving Credit Agreement Documents, in an aggregate principal amount for all such Obligations not to exceed $50,000,000, plus interest and all fees, costs, charges, penalties and expenses, including legal fees and expenses to the extent authorized under the Revolving Credit Agreement Documents, in each case whether accrued or incurred before or after the commencement of an Insolvency or Liquidation Proceeding, and whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, and (2) the Secured Swap Obligations.

“S&P” means S&P Global Ratings, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means, with respect to the Company or any of its Restricted Subsidiaries, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any principal property, whereby such property has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to such Person.

“Secured Parties” means (1) the Collateral Agent, (2) the Trustee and (3) the Holders of the Convertible Note Obligations.

“Secured Swap Counterparty” means, with respect to a Lender Provided Hedging Agreement, a counterparty that at the time such Hedging Agreement is entered into is a Lender (as defined in the Revolving Credit Agreement) or an Affiliate of a Lender (including a Hedging Agreement in existence prior to the date hereof or prior to such Person or its Affiliate becoming a Lender); provided that, for the avoidance of doubt, the term “Lender Provided Hedging Agreement” shall not include any Hedging Agreement or transactions under any Hedging Agreement entered into after the time that such counterparty ceases to be a Lender or an Affiliate of a Lender.

“Secured Swap Obligations” means all obligations of the Company or any Subsidiary Guarantor under any Lender Provided Hedging Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor act thereto.

“Security Agreement” means each Pledge Agreement and Irrevocable Proxy dated as of the Issue Date in favor of the Collateral Agent for the benefit of the Secured Parties and each other security agreement in substantially the same form in favor of the Collateral Agent for the benefit of the Secured Parties delivered in accordance with the Convertible Notes Indentures and the Collateral Agreements.

“Senior Indebtedness” means any Indebtedness of the Company or a Restricted Subsidiary (whether outstanding on the date hereof or hereinafter incurred), unless such Indebtedness is Subordinated Indebtedness.

“Senior Secured Note Documents” means the Indenture, dated as of , 2016, among the Company, the subsidiary guarantors named therein and the Senior Secured Notes Trustee, relating to the New Senior Secured Notes.

“Senior Secured Notes Trustee” means American Stock Transfer & Trust Company, LLC, as the trustee for the New Senior Secured Notes.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Company or a Subsidiary Guarantor which is expressly subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be.

“Subsidiary” means, with respect to any Person, (1) a corporation a majority of whose Voting Stock is at the time owned, directly or indirectly, by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, or (2) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person have, directly or indirectly, at the date of determination thereof, at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

“Subsidiary Guarantee” means any guarantee of the Notes by any Subsidiary Guarantor in accordance with Section 4.13 and 10.01 hereof.

“Subsidiary Guarantor” means (1) Comstock Oil & Gas, LP, (2) Comstock Oil & Gas—Louisiana, LLC, (3) Comstock Oil & Gas GP, LLC, (4) Comstock Oil & Gas Investments, LLC, (5) Comstock Oil & Gas Holdings, Inc., (6) each of Comstock’s other Restricted Subsidiaries, if any, executing a supplemental indenture in compliance with Section 4.13(a) hereof and (7) any Person that becomes a successor guarantor of the Notes in compliance with Sections 4.13 hereof.

“Threshold Price” means, initially, $12.32. The Threshold Price is subject to adjustment in inverse proportion to the adjustments to the Conversion Rate pursuant to Article 12 hereof.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended and in force at the date at which this Supplemental Indenture was executed, except as provided in Section 9.06 hereof.

“Trading Day” means a day on which:

(1) trading in the Common Stock (or other security for which a Daily VWAP must be determined) generally occurs on the Relevant Stock Exchange or, if the Common Stock (or such other security) is not then listed on the Relevant Stock Exchange, on the principal other market on which the Common Stock (or such other security) is then traded; and

(2) a Daily VWAP for the Common Stock (or other security for which a Daily VWAP must be determined) is available on such securities exchange or market;

provided that if the Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or traded, “Trading Day” means a business day.

“Trustee” means American Stock Transfer & Trust Company, LLC, a New York limited liability company, in its capacity as trustee under this Indenture, until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter “Trustee” means each Person who is then a Trustee thereunder.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors of the Company as provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary so long as (a) neither the Company nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary; (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; (c) such designation as an Unrestricted Subsidiary would be permitted under Section 4.07 hereof; and (d) such designation shall not result in the creation or imposition of any Lien on any of the Properties of the Company or any Restricted Subsidiary (other than any Permitted Lien or any Lien the creation or imposition of which shall have been in compliance with Section 4.12 hereof); provided that with respect to clause (a), the Company or a Restricted Subsidiary may be liable for Indebtedness of an Unrestricted Subsidiary if (i) such liability constituted a Permitted Investment or a Restricted Payment permitted by Section 4.07 hereof, in each case at the time of incurrence, or (ii) the liability would be a Permitted Investment at the time of designation of such Subsidiary as an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. If, at any time any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation on a pro forma basis, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Company could incur $1.00 of additional Indebtedness under Section 4.09(a) hereof and (iii) if any of the Properties of the Company or any of its Restricted Subsidiaries would upon such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with Section 4.12.

“Volumetric Production Payments” means production payment obligations of the Company or a Restricted Subsidiary recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary of the Company to the extent (1) all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than directors’ qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (2) such Restricted Subsidiary does substantially all of its business in one or more foreign jurisdictions and is required by the applicable laws and regulations of any such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned subsidiary.

Section 1.02.	Other Definitions.

Term	Defined in Section
“Act”	14.03
“Additional Notes”	Exhibit A
“Affiliate Transaction”	4.11
“Base Indenture”	1.01
“Change of Control Notice”	4.15
“Change of Control Offer”	4.15
“Change of Control Purchase Date”	4.15
“Change of Control Purchase Price”	4.15
“Conversion Date”	12.01
“Conversion Rate”	12.01
“Covenant Suspension Period”	4.17
“DTC”	2.06
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Funding Guarantor”	10.05
“Investment Grade Ratings”	4.17
“Mandatory Conversion”	12.01
“Mandatory Conversion Event”	12.01
“Mandatory Conversion Notice”	12.01
“Merger Event”	12.10
“Offer Amount”	4.10
“Offer Period”	4.10
“Optional Conversion”	12.01
“Paying Agent”	2.03
“Payment Restriction”	4.08
“Permitted Consideration”	4.10
“Permitted Indebtedness”	4.09
“Prepayment Offer”	4.10
“Prepayment Offer Notice”	4.10
“Purchase Date”	4.10
“Reference Property”	12.10
“Register”	2.03
“Registrar”	2.03
“Restricted Payment”	4.07
“Reversion Date”	4.17
“Surviving Entity”	5.01
“Suspended Covenants”	4.17
“Suspension Date”	4.17
“Suspension Period”	4.17
“U.S. Government Obligations”	8.04

Section 1.03.	Incorporation by Reference of Trust Indenture Act.

(a) Whenever the Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

(b) The following TIA terms used in this Indenture have the following meanings:

(1) “indenture securities” means the Notes,

(2) “indenture security holder” means a Holder,

(3) “indenture to be qualified” means this Indenture,

(4) “indenture trustee” or “institutional trustee” means the Trustee, and

(5) “obligor” on the Notes means the Company or any Subsidiary Guarantor and any successor obligor upon the Notes.

(c) All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04.	Rules of Construction.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP and all accounting calculations will be determined in accordance with GAAP;

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(d) the masculine gender includes the feminine and the neuter;

(e) a “day” means a calendar day;

(f) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(g) provisions apply to successive events and transactions; and

(h) references to agreements and other instruments include subsequent amendments and waivers but only to the extent not prohibited by this Supplemental Indenture.

ARTICLE 2.

THE NOTES

Section 2.01.	Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication therefor shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have other notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture. The Notes shall be in denominations of integral multiples of $1.00. On each Interest Payment Date, the principal amount of any Additional Note issued to any Holder, for the relevant interest period as of the relevant record date for such Interest Payment Date, shall be rounded down to the nearest whole dollar.

The terms and provisions contained in the Exhibit A and the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any such provision conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Increases and Decreases in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Increases and Decreases in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon. The aggregate principal amount of outstanding Notes represented by such Global Note may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and the issuance of Additional Notes. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 or by a Company Order in connection with the issuance of Additional Notes as required by Section 2.02(d).

Section 2.02.	Execution and Authentication.

(a) Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature. The Company’s seal may be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

(b) If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(c) A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d) On the Issue Date, the Trustee shall authenticate and deliver Notes in an aggregate principal amount of $[                ]. In connection with the issuance of Additional Notes, not later than 10 business days prior to the relevant Interest Payment Date, the Company shall deliver to the Trustee and the Paying Agent (if other than the Trustee), (i) with respect to Notes represented by Definitive Notes, the required amount of Additional Notes represented by Definitive Notes (rounded down to the nearest whole dollar) and a Company Order to authenticate and deliver such Additional Notes or (ii) with respect to Notes represented by one or more Global Notes, a Company Order to increase the outstanding principal amount of such Global Notes by the required amount (rounded down to the nearest whole dollar) (or, if necessary, pursuant to the requirements of the Depositary or otherwise, the required amount of Additional Notes represented by Global Notes (rounded down to the nearest whole dollar) and a Company Order to authenticate and deliver such new Global Notes). Other than as described above, no other Notes may be issued by the Company or any Subsidiary Guarantor and authenticated and delivered pursuant to this Indenture (except for Notes authenticated and delivered at the times and in the manner specified in Sections 2.06, 2.07, 2.10, 3.06, 4.10, 4.15 or 9.05 of this Indenture).

(e) The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.03.	Registrar and Paying Agent.

(a) The Company shall at all times maintain an office or agency in the United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Register”). The Company may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent.

(b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company may act as Paying Agent, Registrar, co-registrar or transfer agent.

(c) The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes at the Corporate Trust Office of the Trustee.

Section 2.04.	Paying Agent to Hold Money in Trust.

Not later than 10:00 a.m., New York City time, on each due date of the principal and Cash Interest on the Notes, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and Cash Interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or Cash Interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05.	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06.	Transfer and Exchange.

(a)	Transfer and Exchange of Global Notes

A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All beneficial interests in the Global Notes will be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(2) the Company, at its option but subject to DTC’s requirements, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing an Event of Default with respect to the Notes, and the Depositary notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes.

Upon the occurrence of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.09 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.09 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) hereof.

(b)	Transfer and Exchange of Beneficial Interests in the Global Notes

The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1), the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect such transfer or exchange.

(c)	Transfer and Exchange of Beneficial Interests in Global Notes to Definitive Notes.

If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(d)	Transfer and Exchange of Definitive Notes for Beneficial Interests.

Other than following an exchange of beneficial interest in a Global Note for Definitive Notes as contemplated by Section 2.06(a)(2), a Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

(e)	Transfer and Exchange of Definitive Notes for Definitive Notes.

Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Note pursuant to the instructions from the Holder thereof.

(f)	Legends.

In addition to the legend appearing on the face of the form of the Notes in Exhibit A hereto relating to original issue discount, the following legend will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)	Cancellation and/or Adjustment of Global Notes.

At such time as all beneficial interests in a particular Global Note have been exchanged for beneficial interests in another Global Note or for Definitive Notes, or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)	General Provisions Relating to Transfers and Exchanges.

To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.15 and 9.05 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 2.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06, or requested by the Trustee pursuant to Section 7.02, to effect a registration of transfer or exchange may be submitted by facsimile or electronic image scan.

Section 2.07.	Replacement Notes.

(a) If a mutilated Note is surrendered to the Registrar or if the Holder claims that such Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall, upon its receipt of a Company Order, authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

(b) Every replacement Note is an additional obligation of the Company.

Section 2.08.	Outstanding Notes.

(a) Notes Outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not Outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b) If a Note is replaced pursuant to Section 2.07, it ceases to be Outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

(c) If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09.	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Subsidiary Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned will be so disregarded.

Section 2.10.	Temporary Notes.

Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall, upon its receipt of a Company Order, authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes.

Section 2.11.	Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall, in accordance with its then customary procedures, cancel and destroy (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall, upon written request, deliver a certificate of such destruction to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.12.	Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.13.	CUSIP and ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee, in writing, of any change in the “CUSIP” numbers.

ARTICLE 3.

REDEMPTION OF NOTES

Section 3.01.	Notice to Trustee.

If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and that such redemption is being made pursuant to paragraph 5 of the Notes.

The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. Any election to redeem Notes shall be revocable until the Company gives a notice of redemption pursuant to Section 3.02 to the Holders of Notes to be redeemed. For the avoidance of doubt, any election by the Company to redeem Notes shall be made solely in cash.

Section 3.02.	Selection by Trustee of Notes to Be Redeemed.

(a) If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not less than 30 days nor more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, pro rata, by lot or by any other method as the Trustee shall deem fair and appropriate (or in the case of notes in global form, the Trustee will select Notes for redemption based on DTC’s method that most nearly approximates a pro rata selection) and which may provide for the selection for redemption of portions of the principal of Notes.

(b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

(c) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

Section 3.03.	Notice of Redemption.

(a) Notice of redemption shall be given in the manner provided in Section 14.05 hereof not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of a Note to be redeemed.

(b) All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed;

(4) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section 10.5 hereof) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that, unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest, interest thereon will cease to accrue on and after said date; and

(5) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

(c) Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. Failure to give such notice by mailing to any Holder of Notes or any defect therein shall not affect the validity of any proceedings for the redemption of other Notes.

Section 3.04.	Deposit of Redemption Price.

On or before 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.03 hereof) an amount of money sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all the Notes which are to be redeemed on such Redemption Date.

Section 3.05.	Notes Payable on Redemption Date.

(a) Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued and unpaid interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest, if any, to the Redemption Date.

(b) If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

Section 3.06.	Notes Redeemed in Part.

Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 4.02 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Note so surrendered.

ARTICLE 4.

COVENANTS

Section 4.01.	Payment of Principal, Premium, if any, and Interest.

The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

Section 4.02.	Maintenance of Office or Agency.

(a) The Company shall maintain an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes, the Subsidiary Guarantees and this Indenture may be served. The New York office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the aforementioned office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. Further, if at any time there shall be no such office or agency in The City of New York where the Notes may be presented or surrendered for payment, the Company shall forthwith designate and maintain such an office or agency in The City of New York, in order that the Notes shall at all times be payable in The City of New York. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 4.03.	Money for Security Payments to Be Held in Trust.

(a) If the Company shall at any time act as its own Paying Agent, it shall, on or before 10:00 a.m., Eastern time, on each due date of the principal of (and premium, if any, on) or Cash Interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or Cash Interest so becoming due until such sum shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

(b) Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before 10:00 a.m., Eastern time, on each due date of the principal of (and premium, if any, on), or Cash Interest on, any Notes, deposit with a Paying Agent immediately available funds in a sum sufficient to pay the principal (and premium, if any) or Cash Interest so becoming due, such funds to be held in trust for the benefit of the Persons entitled to such principal, premium or Cash Interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act.

(c) The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any, on) or Cash Interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or Cash Interest; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums. The Trustee and each Paying Agent shall promptly pay to the Company, upon Company Request, any money held by them (other than pursuant to Article 8) at any time in excess of amounts required to pay principal, premium, if any, or Cash Interest on the Notes.

(e) Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or Cash Interest on any Notes and remaining unclaimed for two years after such principal (and premium, if any) or Cash Interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Notes shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.04.	Reports.

(a) Whether or not the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, to the extent not prohibited by the Exchange Act, the

Company will file with the Commission, and make available to the Trustee and the Holders of Notes without cost to any Holder, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation within the time periods specified therein with respect to an accelerated filer. In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the Holders of the Notes without cost to any Holder as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein with respect to a non-accelerated filer.

(b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent material, the quarterly and annual financial information required by Section 4.04(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c) The Company shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

(d) The availability of the foregoing information or reports on the SEC’s website or the Company’s website will be deemed to satisfy the foregoing delivery requirements.

(e) Delivery of reports, information and documents to the Trustee pursuant to this Section 4.04 shall be for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants contained in the Indenture (as to which the Trustee will be entitled to conclusively rely upon an Officers’ Certificate).

(f) In addition, the Company and the Subsidiary Guarantors, for so long as any Notes remain Outstanding, shall be required to deliver all reports and other information required to be delivered under the TIA within the time periods set forth in the TIA.

Section 4.05.	Statement by Officers as to Default and Other Information.

(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s knowledge the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default shall have occurred to either such Officer’s knowledge, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto). Such Officers’ Certificate shall comply with TIA Section 314(a)(4). For purposes of this Section 4.05(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b) The Company shall, so long as any of the Notes is outstanding, deliver to the Trustee, upon any of its Officers becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company proposes to take with respect thereto, within 10 days of its occurrence.

(c) The Company shall deliver to the Trustee and the Collateral Agent, promptly after delivery to the Revolving Credit Agreement Agent or the lenders under the Revolving Credit Agreement or, if no Revolving Credit Agreement is then in effect, upon the reasonable request of the Collateral Agent in form and detail satisfactory to the Collateral Agent or otherwise as required by Section 11.01:

(1) a schedule of all oil, gas, and other mineral production attributable to all material Oil and Gas Properties of the Collateral Grantors, and in any event all such Oil and Gas Properties included in the most recent Engineering Report;

(2) all title or other information received after the Issue Date by the Collateral Grantors which discloses any material defect in the title to any material asset included in the most recent Engineering Report;

(3) (I) as soon as available and in any event within 90 days after each January 1, commencing with January 1, 2017, an annual reserve report as of each December 31 with respect to all Hydrocarbons attributable to the Oil and Gas Properties of the Collateral Grantors prepared by an independent engineering firm of recognized standing acceptable to the Collateral Agent (in the case of delivery upon the request of the Collateral Agent) in accordance with accepted industry practices, and (II) within 90 days after each July 1 commencing with July 1, 2016, a reserve report as of each June 30, with respect to all Hydrocarbons attributable to the Oil and Gas Properties of the Collateral Grantors prepared by the Company in accordance with accepted industry practices;

(4) an updated reserve report with respect to all Hydrocarbons attributable to the Oil and Gas Properties of the Collateral Grantors prepared by an independent engineering firm of recognized standing acceptable to the Collateral Agent (in the case of delivery upon the request of the Collateral Agent) in accordance with accepted industry practices;

(5) title opinions (or other title reports or title information) and other opinions of counsel, in each case in form and substance acceptable to the Collateral Agent (in the case of delivery upon the request of the Collateral Agent), with respect to at least ninety percent (90%) of the PV-9 of the Proved Reserves included in the most recent Engineering Report and the Provided and Probable Drilling Locations, for which satisfactory title reports have not been previously delivered to the Revolving Credit Agreement Agent or Collateral Agent as applicable, if any; and

(6) concurrently with the delivery of each Engineering Report hereunder:

(I) a certificate of an Officer (in form and substance reasonably satisfactory to the Collateral Agent in the case of delivery upon the request of the Collateral Agent):

(A) setting forth as of a recent date, a true and complete list of all Hedging Agreements of the Company and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto, any margin required or supplied under any credit support document, and the counterparty to each such agreement; and

(B) comparing aggregate notional volumes of all Hedging Agreements of the Company and each Restricted Subsidiary, which were in effect during such period (other than basis differential hedgings) and the actual production volumes for each of natural gas and crude oil during such period, which certificate shall certify that the hedged volumes for each of natural gas and crude oil did not exceed 100% of actual production or if such hedged volumes did exceed actual production, specify the amount of such excess;

(II) a report, prepared by or on behalf of the Company detailing on a monthly basis for the next twelve month period (A) the projected production of Hydrocarbons by the Company and the Restricted Subsidiaries and the assumptions used in calculating such projections, (B) an annual operating budget for the Company and the Restricted Subsidiaries, and (C) such other information as may be reasonably requested by the Collateral Agent (in the case of delivery upon the request of the Collateral Agent);

(III) an Officer’s Certificate, certifying whether the Company is in compliance with the mortgage and title requirements set forth in Section 11.01 and setting forth the actual percentages as to which compliance has been achieved and if the Company is not in compliance the Company shall identify which Oil and Gas Properties are required to be mortgaged and/or as to which adequate title information has not been delivered; and

(7) prompt written notice (and in any event within 30 days prior thereto) of any change (I) in any Collateral Grantor’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its properties, (II) in the location of any Collateral Grantor’s chief executive office or principal place of business, (III) in any Collateral Grantor’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (IV) in any Collateral Grantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (V) in any Collateral Grantor’s federal taxpayer identification number.

Section 4.06.	Payment of Taxes; Maintenance of Properties; Insurance.

(a) The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or Property of the Company or any Restricted Subsidiary and (2) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the Property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made in accordance with GAAP.

(b) The Company shall cause all material Properties owned by the Company or any Restricted Subsidiary and used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted), all as in the judgment of the Company or such Restricted Subsidiary may be necessary so that its business may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.06 shall prevent the Company or any Restricted Subsidiary from discontinuing the maintenance of any of such Properties if such discontinuance is, in the judgment of the Company or such Restricted Subsidiary, as the case may be, desirable in the conduct of the business of the Company or such Restricted Subsidiary and not disadvantageous in any material respect to the Holders. Notwithstanding the foregoing, nothing contained in this Section 4.06 shall limit or impair in any way the right of the Company and its Restricted Subsidiaries to sell, divest and otherwise to engage in transactions that are otherwise permitted by this Indenture.

(c) The Company shall at all times keep all of its, and cause its Restricted Subsidiaries to keep their, Properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character and in a similar location is usually so insured by corporations similarly situated and owning like Properties.

(d) The Company or any Restricted Subsidiary may adopt such other plan or method of protection, in lieu of or supplemental to insurance with insurers, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, conforming to the systems of self-insurance maintained by corporations similarly situated and in a similar location and owning like Properties, as may be determined by the Board of Directors of the Company or such Restricted Subsidiary.

Section 4.07.	Limitation on Restricted Payments.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take the following actions:

(1) declare or pay any dividend on, or make any other distribution to holders of, any shares of Capital Stock of the Company or any Restricted Subsidiary (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or in options, warrants or other rights to purchase Qualified Capital Stock of the Company);

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than any Wholly Owned Restricted Subsidiary of the Company) or any options, warrants or other rights to acquire such Capital Stock (other than the purchase, redemption, acquisition or retirement of any Disqualified Capital Stock of the Company solely in shares of Qualified Capital Stock of the Company);

(3) make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except in any case out of the proceeds of Permitted Refinancing Indebtedness; or

(4) make any Restricted Investment;

(such payments or other actions described in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless at the time of and after giving effect to the proposed Restricted Payment:

(I) no Default or Event of Default shall have occurred and be continuing;

(II) the Company could incur $1.00 of additional Indebtedness in accordance with Section 4.09(a) hereof; and

(III) the aggregate amount of all Restricted Payments declared or made after January 1, 2004 shall not exceed the sum (without duplication) of the following:

(A) 50% of the Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on January 1, 2004 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such Consolidated Net Income shall be a loss, minus 100% of such loss); plus

(B) the aggregate Net Cash Proceeds, or the Fair Market Value of Property other than cash, received after January 1, 2004 by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of shares of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company; plus

(C) the aggregate Net Cash Proceeds, or the Fair Market Value of Property other than cash, received after January 1, 2004 by the Company (other than from any of its Restricted Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Company; plus

(D) the aggregate Net Cash Proceeds received after January 1, 2004 by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of Indebtedness or shares of Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange; plus

(E) to the extent not otherwise included in Consolidated Net Income, the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or a Restricted Subsidiary after January 1, 2004 from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”), not to exceed in the case of any Unrestricted Subsidiary the total amount of Investments (other than Permitted Investments) in such Unrestricted Subsidiary made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after January 1, 2004.

(b) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions so long as (in the case of clauses (3), (4), (5) and (7) below) no Default or Event of Default shall have occurred and be continuing:

(1) the payment of any dividend on any Capital Stock of the Company within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of paragraph (a) above (and such payment shall be deemed to have been paid on such date of declaration for purposes of any calculation required by the provisions of paragraph (a) above);

(2) the payment of any dividend payable from a Restricted Subsidiary to the Company or any other Restricted Subsidiary of the Company;

(3) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company;

(4) the repurchase, redemption, repayment, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the aggregate Net Cash Proceeds from, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company;

(5) the purchase, redemption, repayment, defeasance or other acquisition or retirement for value of Subordinated Indebtedness (other than Disqualified Capital Stock) in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent incurrence (other than to a Restricted Subsidiary) of Subordinated Indebtedness of the Company so long as (a) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, repaid, defeased, acquired or retired, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing, (b) such new Indebtedness is subordinated to the Notes at least to the same extent as such Subordinated Indebtedness so purchased, redeemed, repaid, defeased, acquired or retired, and (c) such new Indebtedness has an Average Life to Stated Maturity that is longer than the Average Life to Stated Maturity of the Notes and such new Indebtedness has a Stated Maturity for its final scheduled principal payment that is at least 91 days later than the Stated Maturity for the final scheduled principal payment of the Notes;

(6) loans made to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors of the Company in an aggregate amount not to exceed $1,000,000 outstanding at any one time, the proceeds of which are used solely (a) to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options, or (b) to refinance loans, together with accrued interest thereon, made pursuant to item (a) of this clause (6); and

(7) other Restricted Payments in an aggregate amount not to exceed $10,000,000; and

The actions described in clauses (1), (3), (4) and (6) of this paragraph (b) shall be Restricted Payments that shall be permitted to be made in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) (provided that any dividend paid pursuant to clause (1) of this paragraph (b) shall reduce the amount that would otherwise be available under clause (3) of paragraph (a) when declared, but not also when subsequently paid pursuant to such clause (1)), and the actions described in clauses (2), (5) and (7) of this paragraph (b) shall be permitted to be taken in accordance with this paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a).

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

(d) In computing Consolidated Net Income under paragraph (a) above, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company’s financial statements affecting Consolidated Net Income of the Company for any period.

Section 4.08.	Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or suffer to exist or allow to become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary: (a) to pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or make payments on any Indebtedness owed, to the Company or any other Restricted Subsidiary, (b) to make loans or advances to the Company or any other Restricted Subsidiary or (c) to transfer any of its Property to the Company or any other Restricted Subsidiary (any such restrictions being collectively referred to herein as a “Payment Restriction”). However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(a) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, or customary restrictions in licenses relating to the Property covered thereby and entered into in the ordinary course of business;

(b) any instrument governing Indebtedness of a Person acquired by the Company or any Restricted Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any other Person, other than the Person, or the Property of the Person, so acquired, provided that such Indebtedness was not incurred in anticipation of such acquisition;

(c) any instrument governing Indebtedness or Disqualified Capital Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor; provided that (a) such Indebtedness or Disqualified Capital Stock is permitted under Section 4.09 and (b) the terms and conditions of any Payment Restrictions thereunder are not materially more restrictive than the Payment Restrictions contained in the Revolving Credit Agreement and the Convertible Notes Indentures as in effect on the Issue Date;

(d) the Revolving Credit Agreement as in effect on the Issue Date or any agreement that amends, modifies, supplements, restates, extends, renews, refinances or replaces the Revolving Credit Agreement; provided that the terms and conditions of any Payment Restrictions thereunder are not materially more restrictive than the Payment Restrictions contained in the Revolving Credit Agreement as in effect on the Issue Date;

(e) the Senior Secured Notes Indenture, the New Senior Secured Notes, the Additional New Senior Secured Notes and the subsidiary guarantees thereof; or

(f) the Convertible Notes Indentures, the New Convertible Notes and any subsidiary guarantees thereof, in each case as in effect on the Issue Date.

Section 4.09.	Limitation on Indebtedness and Disqualified Stock.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume, guarantee or in any manner become directly or indirectly liable for the payment of (collectively, “incur”) any Indebtedness (including any Acquired Indebtedness), and the Company shall not, and shall not permit any of its Restricted Subsidiaries to, issue any Disqualified Capital Stock (except for the issuance by the Company of Disqualified Capital Stock (i) which is redeemable at the Company’s option in cash or Qualified Capital Stock and (ii) the dividends on which are payable at the Company’s option in cash or Qualified Capital Stock); provided that the Company and its Restricted Subsidiaries that are Subsidiary Guarantors may incur Indebtedness or issue shares of Disqualified Capital Stock if (1) at the time of such event and after giving effect thereto on a pro forma basis the Consolidated Fixed Charge Coverage Ratio for the four full quarters immediately preceding such event, taken as one period, would have been equal to or greater than 2.25 to 1.0 and (2) no Default or Event of Default shall have occurred and be continuing at the time such additional Indebtedness is incurred or such Disqualified Capital Stock is issued or would occur as a consequence of the incurrence of the additional Indebtedness or the issuance of the Disqualified Capital Stock.

(b) Notwithstanding the prohibitions of Section 4.09(a), the Company and its Restricted Subsidiaries may incur any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(1) Indebtedness under the Revolving Credit Agreement in an aggregate principal amount not in excess of $50,000,000 at any one time outstanding and any guarantee thereof by a Subsidiary Guarantor;

(2) Indebtedness under (a) the New 2019 Convertible Notes issued on the Issue Date in the Exchange Offer and Consent Solicitation and the Additional New 2019 Convertible Notes issued in connection with the payment of interest thereon and (b) the Notes issued on the Issue Date in the Exchange Offer and Consent Solicitation and the Additional Notes issued in connection with the payment of interest thereon;

(3) Indebtedness outstanding or in effect on the Issue Date (and not exchanged in connection with the Exchange Offer and Consent Solicitation);

(4) obligations pursuant to Interest Rate Protection Obligations, but only to the extent such obligations do not exceed 105% of the aggregate principal amount of the Indebtedness covered by such Interest Rate Protection Obligations; obligations under currency exchange contracts entered into in the ordinary course of business; hedging arrangements entered into in the ordinary course of business for the purpose of protecting production, purchases and resales against fluctuations in oil or natural gas prices; and any guarantee of any of the foregoing;

(5) (a) the subsidiary guarantees of the New 2019 Convertible Notes issued on the Issue Date in the Exchange and Consent Solicitation (and any assumption of the obligations guaranteed thereby) and the Additional New 2019 Convertible Notes issued in connection with the payment of interest thereon and (b) the Subsidiary Guarantees of the Notes issued on the Issue Date in the Exchange and Consent Solicitation (and any assumption of obligations guaranteed thereby) and the Additional Notes issued in connection with the payment of interest thereon;

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided that:

(I) if the Company is the obligor on such Indebtedness and a Subsidiary Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, or if a Subsidiary Guarantor is the obligor on such Indebtedness and neither the Company nor another Subsidiary Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Subsidiary Guarantee of such Subsidiary Guarantor; and

(II) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (B) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) Permitted Refinancing Indebtedness and any guarantee thereof;

(8) Non-Recourse Indebtedness;

(9) in-kind obligations relating to net oil or gas balancing positions arising in the ordinary course of business;

(10) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guaranties and letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(11) any additional Indebtedness in an aggregate principal amount not in excess of $75,000,000 at any one time outstanding and any guarantee thereof; provided that the Company may issue (and the Subsidiary Guarantors may guarantee) up to $91,875,000 of Additional New Senior Secured Notes under this clause (11) in lieu of paying cash interest of up to $75,000,000 on the New Senior Secured Notes, and any such issuance of Additional New Senior Secured Notes shall reduce (on a dollar for dollar basis) the amount of other Indebtedness that is permitted to be incurred under this clause (11); and

(12) Indebtedness under the New Senior Secured Notes issued on the Issue Date in an aggregate principal amount not to exceed $700,000,000 and any guarantee thereof by a Subsidiary Guarantor.

(c) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of one or more of the categories of Permitted Indebtedness described in clauses (1) through (12) above or is entitled to be incurred pursuant to clause (a) of this Section 4.09, the Company may, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses of the definition of Permitted Indebtedness or the proviso of the foregoing sentence and an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness permitted hereunder; provided that all Indebtedness outstanding on the Issue Date under the Revolving Credit Agreement shall be deemed incurred under Section 4.09(b)(1) and not under Section 4.09(a) or Section 4.09(b)(3) and may not be later reclassified; provided, further, that all Indebtedness under the New Senior Secured Notes shall be deemed be incurred under Section 4.09(b)(12) and not under Section 4.09(a) or Section 4.09(b)(3) and may not be later reclassified; provided, further, that all Indebtedness under the New 2019 Convertible Notes (including the Additional New 2019 Convertible Notes) shall be deemed to be incurred under Section 4.02(b)(2)(a) and not under Section 4.09(a) or Section 4.09(b)(3) and may not be later reclassified.

(d) The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

(e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus all accrued interest on the Indebtedness being refinanced and the amount of all expenses and premiums incurred in connection therewith).

(f) The amount of any guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Company or one or more Restricted Subsidiaries shall not be deemed to be outstanding or incurred for purposes of this Section 4.09 in addition to the amount of Indebtedness which it guarantees.

(g) For purposes of this Section 4.09, Indebtedness of any Person that becomes a Restricted Subsidiary by merger, consolidation or other acquisition shall be deemed to have been incurred by the Company and the Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary.

(h) Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10.	Limitation on Asset Sales.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale and (2) all of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, Cash Equivalents, Liquid Securities, Exchanged Properties or the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the Notes) or liabilities of any Subsidiary Guarantor that made such Asset Sale (other than liabilities of a Subsidiary Guarantor that are by their terms subordinated to such Subsidiary Guarantor’s Subsidiary Guarantee), in each case as a result of which the Company and its remaining Restricted Subsidiaries are no longer liable for such liabilities (“Permitted Consideration”); provided that the Company and its Restricted Subsidiaries shall be permitted to receive Property other than Permitted Consideration, so long as the aggregate Fair Market Value of all such Property other than Permitted Consideration received from Asset Sales since the 2009 Notes Issue Date and held by the Company or any Restricted Subsidiary at any one time shall not exceed 10% of Adjusted Consolidated Net Tangible Assets. The Net Available Cash from Asset Sales by the Company or a Restricted Subsidiary may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness of the Company or a Restricted Subsidiary), to (i) prepay, repay, redeem or purchase Senior Indebtedness of the Company or a Restricted Subsidiary; or (ii) reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); provided that if such Asset Sale includes Oil and Gas Properties or Proved and Probable Drilling Locations, after giving effect to such Asset Sale, the Company is in compliance with the Collateral requirements of this Indenture.

(b) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of such Asset Sale shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall be required to make an offer (the “Prepayment Offer”) to all Holders of Notes and all Holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth herein with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Prepayment Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Purchase Date), and will be payable in cash. If the aggregate principal amount of Notes tendered by Holders thereof exceeds the amount of available Excess Proceeds allocated for repurchases of Notes pursuant to the Prepayment Offer for Notes, then such Excess Proceeds will be allocated pro rata according to the principal amount of the Notes tendered and the Trustee will select the Notes to be purchased in accordance with this Indenture. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph and provided that all Holders of Notes have been given the opportunity to tender their Notes for purchase as described in the following paragraph in accordance with this Indenture, the Company and its Restricted Subsidiaries may use such remaining amount for purposes permitted by this Indenture and the amount of Excess Proceeds shall be reset to zero. For the avoidance of doubt, a Prepayment Offer shall be made solely in cash.

(c) (1) Within 30 days after the 365th day following the date of an Asset Sale, the Company shall, if it is obligated to make an offer to purchase the Notes pursuant to the preceding paragraph, send a written Prepayment Offer notice, by first-class mail, to the Trustee and the Holders of the Notes (the “Prepayment Offer Notice”), accompanied by such information regarding the Company and its Subsidiaries as the Company believes shall enable such Holders of the Notes to make an informed decision with respect to the Prepayment Offer (which at a minimum shall include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q of the Company and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials, or corresponding successor reports (or, during any time that the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, corresponding reports prepared pursuant to Section 4.4), (B) a description of material developments in the Company’s business subsequent to the date of the latest of such reports and (C) if material, appropriate pro forma financial information). The Prepayment Offer Notice shall state, among other things, (1) that the Company is offering to purchase Notes pursuant to the provisions of this Indenture, (2) that any Note (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Purchase Date, (3) that any Notes (or portions thereof) not properly tendered shall continue to accrue interest, (4) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the “Purchase Date”), (5) the aggregate principal amount of Notes to be purchased, (6) a description of the procedure which Holders of Notes must follow in order to tender their Notes and the procedures that Holders of Notes must follow in order to withdraw an election to tender their Notes for payment and (7) all other instructions and materials necessary to enable Holders to tender Notes pursuant to the Prepayment Offer.

(2) Not later than the date upon which written notice of a Prepayment Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to (1) the amount of the Prepayment Offer (the “Offer Amount”), (2) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (3) the compliance of such allocation with the provisions of Section 4.10. On such date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company is the Paying Agent, shall segregate and hold in trust) in cash an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Prepayment Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

(3) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(4) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.10. A Note shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

(d) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described above by virtue thereof.

Section 4.11.	Limitation on Transactions with Affiliates.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of Property or the rendering of any services) with, or for the benefit of, any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) (each, an “Affiliate Transaction”), unless:

(1) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm’s-length dealings with an unrelated third party; and

(2) the Company delivers to the Trustee:

(I) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000 but no greater than $25,000,000, an Officers’ Certificate certifying that such Affiliate Transaction or series of Affiliate Transactions complies with this Section 4.11; and

(II) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25,000,000, an Officers’ Certificate certifying that such Affiliate Transaction or series of Affiliate Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of Affiliate Transactions has been approved by a majority of the Disinterested Directors of the Company.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

(1) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business in an aggregate amount not to exceed $1,000,000 outstanding at any one time;

(2) indemnities of officers, directors, employees and other agents of the Company or any Restricted Subsidiary permitted by corporate charter or other organizational document, bylaw or statutory provisions;

(3) the payment of reasonable and customary fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate;

(4) the Company’s employee compensation and other benefit arrangements;

(5) transactions exclusively between or among the Company and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; and

(6) any Restricted Payment permitted to be paid pursuant to Section 4.07.

Section 4.12.	Limitation on Liens.

The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any of its Property, except for Permitted Liens.

Section 4.13.	Additional Subsidiary Guarantors.

(a) If any Restricted Subsidiary that is not already a Subsidiary Guarantor has outstanding or guarantees any other Indebtedness of the Company or a Subsidiary Guarantor, then in either case that Subsidiary will become a Subsidiary Guarantor by executing (1) a supplemental indenture and delivering it to the Trustee within 20 Business Days of the date on which it incurred or guaranteed such Indebtedness, as the case may be; provided that the foregoing shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries, (2) amendments to the Collateral Agreements pursuant to which it will grant a Junior Lien on any Collateral held by it in favor of the Collateral Agent for the benefit of the Secured Parties, and become a Collateral Grantor thereunder, and cause such Liens to be perfected as required thereby and (3) deliver to the Trustee or any other Agent one or more Opinions of Counsel.

(b) Notwithstanding the foregoing and the other provisions of this Indenture, any Subsidiary Guarantee incurred by a Restricted Subsidiary pursuant to this Section 4.13 shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the terms and conditions set forth in Section 10.03 hereof

Section 4.14.	Corporate Existence.

Except as expressly permitted by Article 5 hereof, Section 4.10 hereof or other provisions of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; provided that the Company shall not be required to preserve any such existence of its Restricted Subsidiaries, rights or franchises, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.15.	Offer to Repurchase Upon Change of Control.

(a) Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a “Change of Control Offer”) all of the then Outstanding Notes, in whole or in part, from the Holders of such Notes, at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Purchase Date), in accordance with the procedures set forth in paragraphs (b), (c) and (d) of this Section. The Company shall, subject to the provisions described below, be required to purchase all Notes properly tendered into the Change of Control Offer and not withdrawn. The Company will not be required to make a Change of Control Offer upon a Change of Control if another Person makes the Change of Control Offer at the same purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer to be made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. For the avoidance of doubt, a Change of Control Offer shall only be made in cash.

(b) The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date.

(c) Not later than the 30th day following the occurrence of any Change of Control, the Company shall give to the Trustee in the manner provided in Section 14.04 and each Holder of the Notes in the manner provided in Section 14.05, a notice (the “Change of Control Notice”) governing the terms of the Change of Control Offer and stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Notes, or portion thereof, at the Change of Control Purchase Price;

(2) any information regarding such Change of Control required to be furnished pursuant to Rule 13e-1 under the Exchange Act and any other securities laws and regulations thereunder;

(3) a purchase date (the “Change of Control Purchase Date”), which shall be on a Business Day and no earlier than 30 days nor later than 60 days from the date the Change of Control occurred;

(4) that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest:

(5) that unless the Company defaults in depositing money with the Paying Agent in accordance with the last paragraph of clause (d) of this Section 4.15, or payment is otherwise prevented, any Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

(6) the instructions a Holder must follow in order to have his Notes repurchased in accordance with paragraph (d) of this Section.

If any of the Notes subject to the Change of Control Offer is in the form of a Global Note, then the Company shall modify the Change of Control Notice to the extent necessary to accord with the procedures of the depository applicable thereto.

(d) Holders electing to have Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the Change of Control Notice at least five Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder and principal amount of the Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Notes purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

On the Change of Control Purchase Date, the Company shall (i) accept for payment Notes or portions thereof validly tendered pursuant to a Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted. The Paying Agent shall promptly mail or deliver to Holders of the Notes so tendered payment in an amount equal to the purchase price for the Notes, and the Company shall execute and the Trustee shall authenticate and mail or make available for delivery to such Holders a new Note equal in principal amount to any unpurchased portion of the Note which any such Holder did not surrender for purchase. The Company shall announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. For purposes of this Section 4.15, the Trustee will act as the Paying Agent.

(e) If Holders of not less than 90% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Purchase Price plus, to the extent not included in the Change of Control Purchase Price, accrued and unpaid interest, if any, to the date of redemption.

(f) The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase Notes as described in this Section 4.15.

Section 4.16.	Limitation on Issuances and Sales of Preferred Stock of Restricted Subsidiaries.

The Company (a) shall not permit any Restricted Subsidiary to issue or sell any Preferred Stock to any Person other than to the Company or one of its Wholly Owned Restricted Subsidiaries and (b) shall not permit any Person other than the Company or one of its Wholly Owned Restricted Subsidiaries to own any Preferred Stock of any other Restricted Subsidiary except, in each case, for (i) the Preferred Stock of a Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or (ii) a sale of Preferred Stock in connection with the sale of all of the Capital Stock of a Restricted Subsidiary owned by the Company or its Subsidiaries effected in accordance with Section 4.10 hereof.

Section 4.17.	Suspended Covenants.

Following any day (a “Suspension Date”) that (a) the Notes have a rating equal to or higher than BBB- (or the equivalent) by S&P and a rating equal to or higher than Baa3 (or the equivalent) by Moody’s (“Investment Grade Ratings”), (b) follows a date on which the Notes do not have Investment Grade Ratings, and (c) no Default or Event of Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries shall not be subject to the covenants described in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.16 and 5.01(a)(3) (collectively, the “Suspended Covenants”). In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence, and on any subsequent date the Notes fail to have Investment Grade Ratings, or a Default or Event of Default occurs and is continuing, then immediately after such date (a “Reversion Date”), the Suspended Covenants will again be in effect with respect to future events, unless and until a subsequent Suspension Date occurs. The period between a Suspension Date and a Reversion Date is referred to in this Indenture as a “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during any Suspension Period. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 will be made as though the covenants described under Section 4.07 had been in effect since the Issue Date and throughout the Suspension Period. During any Suspension Period, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture. The Company shall give the Trustee prompt written notification upon the occurrence of a Suspension Date or a Reversion Date.

Section 4.18.	Further Assurances.

(a) The Company shall, and shall cause each other Collateral Grantor to, at the Company’s sole cost and expense:

(1) at the request of the Collateral Agent, acting in accordance with the Intercreditor Agreement or the Collateral Trust Agreement, as applicable, execute and deliver all such agreements and instruments and take all further action as may be reasonably necessary or desirable (a) to describe more fully or accurately the property intended to be Collateral or the obligations intended to be secured by any Collateral Agreement and/or (b) to continue and maintain the Collateral Agent’s second-priority perfected Lien in the Collateral (subject to the Priority Liens in favor of the holders of Priority Lien Obligations pursuant to the terms of the Intercreditor Agreement and subject to Permitted Collateral Liens); and

(2) at the request of the Collateral Agent, in accordance with the Intercreditor Agreement or the Collateral Trust Agreement, as applicable, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Collateral Agreements.

(b) From and after the Issue Date, if the Company or any other Collateral Grantor acquires any property or asset that constitutes Collateral for the Convertible Notes Obligations, if and to the extent that any Convertible Note Document requires any supplemental security document for such Collateral or other actions to achieve a second-priority perfected Lien on such Collateral, the Company shall, or shall cause any other applicable Collateral Grantor to, promptly (but not in any event no later than the date that is 10 Business Days after which such supplemental security documents are executed and delivered (or other action taken) under such Convertible Note Documents), to execute and deliver to the Collateral Agent appropriate security documents (or amendments thereto) in such form as shall be necessary to grant the Collateral Agent a second-priority perfected Lien in such Collateral or take such other actions in favor of the Collateral Agent as shall be reasonably necessary to grant a perfected Lien in such Collateral to the Collateral Agent, subject to the terms of this Indenture, the Intercreditor Agreement and the other Note Documents.

(c) The Company and the Subsidiary Guarantors will (i) maintain with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, and (ii) cause all property and general liability insurance policies to name the Collateral Agent on behalf of the Secured Parties as additional insured (with respect to liability and property policies), loss payee (with respect to property policies) or lender’s loss payee (with respect to property policies), as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days’ written notice to the Collateral Agent. So long as an Event of Default is not then continuing, the Collateral Agent, on behalf of the Secured Parties, shall release, endorse and turn over to the Company or the applicable Subsidiary Guarantor any insurance proceeds received by the Collateral Agent; provided that the application of such proceeds is not in violation of the Revolving Credit Agreement or the Pari Passu Intercreditor Agreement.

Section 4.19.	Limitation on Sale and Leaseback Transactions

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless (1) the Company or such Restricted Subsidiary, as the case may be, would be able to incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction or (2) the Company or such Restricted Subsidiary receives proceeds from such Sale/Leaseback Transaction at least equal to the Fair Market Value thereof and such proceeds are applied in the same manner and to the same extent as Net Available Cash and Excess Proceeds from an Asset Sale.

ARTICLE 5.

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 5.01.	Company May Consolidate, etc., Only on Certain Terms.

(a) The Company shall not, in any single transaction or a series of related transactions, merge or consolidate with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any Person or group of Affiliated Persons, and the Company shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of Affiliated Persons, unless at the time and after giving effect thereto:

(1) either (i) if the transaction is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the Properties of the Company or its Restricted Subsidiaries, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being called the “Surviving Entity”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume by an indenture supplemental to this Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, and pursuant to agreements reasonably satisfactory to the Trustee or the Collateral Agent, as applicable, all the obligations of the Company under the Notes, this Indenture and the other Convertible Note Documents to which the Company is a party and, in each case, such Convertible Note Documents shall remain in full force and effect;

(2) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction or transactions as having been incurred at the time of such transaction or transactions), no Default or Event of Default shall have occurred and be continuing;

(3) except in the case of the consolidation or merger of the Company with or into a Restricted Subsidiary or any Restricted Subsidiary with or into the Company or another Restricted Subsidiary, either:

(I) immediately before and immediately after giving effect to such transaction or transactions on a pro forma basis (assuming that the transaction or transactions occurred on the first day of the period of four full fiscal quarters ending immediately prior to the consummation of such transaction or transactions, with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness under Section 4.09(a) hereof; or

(II) immediately after giving effect to such transaction or transactions on a pro forma basis (assuming that the transaction or transactions occurred on the first day of the period of four fiscal quarters ending immediately prior to the consummation of such transaction or transactions, with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation), the Fixed Charge Coverage Ratio of the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transaction or transactions;

(4) if the Company is not the continuing obligor under the Indenture, then each Subsidiary Guarantor, unless it is the Surviving Entity, shall have by supplemental indenture confirmed that its Subsidiary Guarantee of the Notes shall apply to the Surviving Entity’s obligations under this Indenture and the Notes;

(5) any Collateral owned by or transferred to the Surviving Entity shall (a) continue to constitute Collateral under this Indenture and the Collateral Agreements and (b) be subject to a Junior Lien in favor of the Collateral Agent for the benefit of the Secured Parties;

(6) the Surviving Entity shall take such action (or agree to take such action) as may be reasonably necessary to cause any property or assets that constitute Collateral owned by or transferred to the Surviving Entity to be subject to the Junior Liens in the manner and to the extent required under the Collateral Agreements and shall deliver an Opinion of Counsel as to the enforceability of any amendments, supplements or other instruments with respect to the Collateral Agreements to be executed, delivered, filed and recorded, as applicable, and such other matters as the Trustee or Collateral Agent, as applicable, may reasonably request; and

(7) the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, (i) an Officers’ Certificate and Opinion of Counsel stating that such consolidation, merger, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the Indenture and (ii) an Opinion of Counsel stating that the requirements of Section 5.01(a)(1) hereof have been satisfied.

Section 5.02.	Successor Substituted.

Upon any consolidation of the Company with or merger of the Company into any other corporation or any sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with Section 5.01 hereof, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the other Convertible Note Documents with the same effect as if such Surviving Entity had been named as the Company herein, and in the event of any such sale, assignment, lease, conveyance, transfer or other disposition, the Company (which term shall for this purpose mean the Person named as the “Company” in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 5.01 hereof), except in the case of a lease, shall be discharged from all obligations and covenants under this Indenture and the Notes, and the Company may be dissolved and liquidated and such dissolution and liquidation shall not cause a Change of Control under clause (e) of the definition thereof to occur unless the sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any Person otherwise results in a Change of Control.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01.	Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of the principal of or premium, if any, on any of the Notes when the same becomes due and payable, whether such payment is due at Stated Maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer or a Prepayment Offer, upon acceleration or otherwise;

(b) default in the payment of any installment of interest on any of the Notes, when it becomes due and payable, and the continuance of such default for a period of 30 days;

(c) default in the performance or breach of the provisions of Article 5 hereof, the failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 4.15 or the failure to make or consummate a Prepayment Offer in accordance with the provisions of Section 4.10;

(d) the Company or any Subsidiary Guarantor shall fail to comply with the provisions of Section 4.04 for a period of 90 days after written notice of such failure stating that it is a “notice of default” hereunder shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding);

(e) the Company or any Subsidiary Guarantor shall fail to perform or observe any other term, covenant or agreement contained in the Notes, any Subsidiary Guarantee or the Indenture (other than a default specified in subparagraph (a), (b), (c) or (d) above) for a period of 60 days after written notice of such failure stating that it is a “notice of default” hereunder shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding;

(f) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of (or premium, if any, on) or interest on any Indebtedness of the Company (other than the Notes) or any Subsidiary Guarantor or any other Restricted Subsidiary for money borrowed when due, or any other default resulting in acceleration of any Indebtedness of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary for money borrowed, provided that the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, shall exceed $50,000,000;

(g) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Subsidiary Guarantee in accordance with this Indenture);

(h) failure by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary to pay final judgments or orders rendered against the Company or any Subsidiary Guarantor or any other Restricted Subsidiary aggregating in excess of $50,000,000 (net of any amounts covered by insurance with a reputable and creditworthy insurance company that has not disclaimed liability) and either (a) commencement by any creditor of an enforcement proceeding upon such judgment (other than a judgment that is stayed by reason of pending appeal or otherwise) or (b) the occurrence of a 60-day period during which a stay of such judgment or order, by reason of pending appeal or otherwise, was not in effect;

(i) the entry of a decree or order by a court having jurisdiction in the premises (a) for relief in respect of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (b) adjudging the Company or any Subsidiary Guarantor or any other Restricted Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary under the Federal Bankruptcy Code or any applicable federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary or of a substantial part of its consolidated assets, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(j) the commencement by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary of a petition or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary or of any substantial part of its consolidated assets, or the making by it of an assignment for the benefit of creditors under any such law, or the admission by it in writing of its inability to pay its debts generally as they become due or taking of corporate action by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary in furtherance of any such action;

(k) the occurrence of the following:

(1) except as permitted by the Note Documents, any Collateral Agreement establishing the Junior Liens ceases for any reason to be enforceable; provided that it will not be an Event of Default under this clause (k)(1) if the sole result of the failure of one or more Collateral Agreements to be fully enforceable is that any Junior Lien purported to be granted under such Collateral Agreements on Collateral, individually or in the aggregate, having a fair market value of not more than $10,000,000, ceases to be an enforceable and perfected second-priority Lien, subject only to the Priority Liens favor of the holders of Priority Lien Obligations pursuant to the terms of the Intercreditor Agreement and subject to Permitted Collateral Liens; provided, further, that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period;

(2) except as permitted by the Note Documents, any Junior Lien purported to be granted under any Collateral Agreement on Collateral, individually or in the aggregate, having a fair market value in excess of $10,000,000, ceases to be an enforceable and perfected second-priority Lien, subject only to the Priority Liens in favor of the holders of the Priority Lien Obligations pursuant to the terms of the Intercreditor Agreement and subject to Permitted Collateral Liens; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period; and

(3) the Company or any other Collateral Grantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any other Collateral Grantor set forth in or arising under any Collateral Agreement establishing Junior Liens; or

(l) the Required Stockholder Approval is not obtained and the Charter Amendment has not become effective, in each case by December 31, 2016, and such failure shall continue for a period of 90 days.

Section 6.02.	Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default (other than an Event of Default specified in Section 6.01(i) or (j) hereof) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may declare all unpaid principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable immediately, upon which declaration all amounts payable in respect of the Notes shall be immediately due and payable. If an Event of Default specified in Section 6.01(i) or (j) hereof occurs and is continuing, the amounts described above shall become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

(b) At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company, the Subsidiary Guarantors and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company or any Subsidiary Guarantor has paid (or issued Additional Notes with respect to the payment of interest) or deposited with the Trustee a sum sufficient to pay:

(I) all overdue interest on all Outstanding Notes,

(II) all unpaid principal of (and premium, if any, on) any Outstanding Notes which have become due otherwise than by such declaration of acceleration, including any Notes required to have been purchased on a Change of Control Date or a Purchase Date pursuant to a Change of Control Offer or a Prepayment Offer, as applicable, and interest on such unpaid principal at the rate borne by the Notes,

(III) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by the Notes (without duplication of any amount paid or deposited pursuant to clauses (1) and (2) above), and

(IV) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction as certified to the Trustee by the Company; and

(3) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13 hereof.

(c) No such rescission shall affect any subsequent default or impair any right consequent thereon.

(d) Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(f) hereof shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if the Indebtedness that is the subject of such Event of Default has been repaid, or if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness (provided that, in each case, that such repayment, waiver, cure or rescission is effected within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration), and written notice of such repayment, or cure or waiver and rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders or other evidence satisfactory to the Trustee of such events is provided to the Trustee, within 30 days after any such acceleration in respect of the Notes, and so long as such rescission of any such acceleration of the Notes does not conflict with any judgment or decree as certified to the Trustee by the Company.

Section 6.03.	Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) The Company covenants that if

(1) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof or with respect to any Note required to have been purchased by the Company on the Change of Control Purchase Date or the Purchase Date pursuant to a Change of Control Offer or Prepayment Offer, as applicable, then the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and Cash Interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

(b) If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the money adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Notes, wherever situated.

(c) If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other proper remedy.

Section 6.04.	Trustee May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Subsidiary Guarantor or any other obligor upon the Notes, their creditors or the Property of the Company, of any Subsidiary Guarantor or of any such other obligor, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company, the Subsidiary Guarantors or such other obligor for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents and take any other actions including participation as a full member of any creditor or other committee as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2) to collect and receive any money or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof.

(b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the Subsidiary Guarantees or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.05.	Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under the Indenture or the Notes or the Subsidiary Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.06.	Application of Money Collected.

Any money collected by the Trustee pursuant to this Article 6 shall be applied, subject to the Intercreditor Agreement and the Collateral Trust Agreement, in the following order, at the date or dates fixed by the Trustee and, in the case of the distribution of such money on account of principal (or premium, if any) or Cash Interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(a) FIRST: to the payment of all amounts due the Trustee under Section 7.06 hereof;

(b) SECOND: to the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and Cash Interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and Cash Interest, respectively; and

(c) THIRD: the balance, if any, to the Company, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

Section 6.07.	Limitation on Suits.

No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee such reasonable indemnity as the Trustee may require against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 6.08.	Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in the Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article 8 hereof) and in such Note of the principal of (and premium if any, on) and (subject to Section 2.12 hereof) interest on, such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.09.	Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereunder and all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10.	Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11.	Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12.	Control by Holders.

(a) The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that

(1) such direction shall not be in conflict with any rule of law or with the Indenture,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction,

(3) the Trustee need not take any action which might involve it in personal liability, and

(4) the Trustee may decline to take any action that would benefit some Holders to the detriment of other Holders.

(b) Prior to taking any such action under this Section 6.12, the Trustee shall be entitled to such reasonable security or indemnity as it may require against the costs, expenses and liabilities that may be incurred by it in taking or declining to take any such action hereunder.

Section 6.13.	Waiver of Past Defaults.

(a) Subject to Section 6.02(b)(1)(IV), the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default hereunder and its consequences, except a Default or Event of Default

(1) in respect of the payment of the principal of (or premium, if any, on) or interest on any Note, or

(2) in respect of a covenant or provision hereof which under Article 9 hereof cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby.

(b) Upon any such waiver, such Default or Event of Default shall cease to exist for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.14.	Waiver of Stay, Extension or Usury Laws.

Each of the Company and the Subsidiary Guarantors covenants (to the extent that each may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Subsidiary Guarantor from paying all or any portion of the principal of (premium, if any, on) or interest on the Notes as contemplated herein, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.15.	The Collateral Agent.

Whenever in the exercise of any remedy available to the Trustee or the exercise of any trust or power conferred on it with respect to the Notes, the Trustee may also direct the Collateral Agent in the exercise of any of the rights and remedies available to the Collateral Agent pursuant to the Collateral Agreements.

ARTICLE 7.

TRUSTEE

Section 7.01.	Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, and shall be fully protected in so relying, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but the Trustee has no obligation to determine the accuracy or completeness (other than as to conformity with the requirements of this Indenture) of the statements made therein.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph shall not limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.12.

Section 7.02.	Certain Rights of Trustee.

Subject to the provisions of Section 7.01 hereof:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper (whether in its original or facsimile form), or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may reasonably see fit;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it in good faith to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) the Trustee shall not be deemed to have notice or knowledge of any matter unless a Responsible Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at its Corporate Trust Office and such notice references the Notes generally, the Company or this Indenture;

(j) the Trustee shall not be required to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(k) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(l) anything in this Indenture notwithstanding, in no event shall the Trustee be liable for any special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action;

(m) the Trustee may request that the Company and, if applicable, the Guarantors deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(n) the permissive rights of the Trustee enumerated herein shall not be construed as duties; and

(o) notwithstanding anything to the contrary contained herein, the Trustee shall have no responsibility for (i) preparing, recording, filing, re-recording, or re-filing any financing statement, perfection statement, continuation statement or other instrument in any public office or for otherwise ensuring the perfection or maintenance of any security interest granted pursuant to, or contemplated by, any document; (ii) taking any necessary steps to preserve rights against any parties with respect to the Collateral; or (iii) taking any action to protect against any diminution in value of the Collateral.

Section 7.03.	Trustee Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company or the Subsidiary Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Subsidiary Guarantees or the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds thereof.

Section 7.04.	May Hold Notes.

The Trustee, any Paying Agent, any Registrar or any other agent of the Company, the Subsidiary Guarantors or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311 in the case of the Trustee, may otherwise deal with the Company and the Subsidiary Guarantors with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

Section 7.05.	Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company or any Subsidiary Guarantor.

Section 7.06.	Compensation and Reimbursement.

(a) The Company agrees:

(1) to pay to the Trustee from time to time such compensation as the Company and the Trustee may agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s willful misconduct, negligence or bad faith; and

(3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability, claim, damage or expense incurred without willful misconduct or negligence on its part, (i) arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or (ii) in connection with enforcing this indemnification provision.

(b) The obligations of the Company under this Section 7.06 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee, or any other termination under any Insolvency or Liquidation Proceeding. As security for the performance of such obligations of the Company, the Trustee shall have a claim and lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for payment of principal of (and premium, if any, on) or interest on Notes. Such lien shall survive the satisfaction and discharge of this Indenture or any other termination under any Insolvency or Liquidation Proceeding.

(c) When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in paragraph (i) or (j) of Section 6.01 of this Indenture, such expenses and the compensation for such services are intended to constitute expenses of administration under any Insolvency or Liquidation Proceeding.

Section 7.07.	Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 7.07, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.08.	Conflicting Interests.

The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act; provided that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.09.	Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 7 shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.10 hereof.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 7.10 hereof shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

(2) the Trustee shall cease to be eligible under Section 7.07 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, the retiring Trustee or any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee. The evidence of such successorship may, but need not be, evidenced by a supplemental indenture.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 14.5 hereof. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(g) Notwithstanding the replacement of the Trustee pursuant to this Section 7.09, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.10.	Acceptance of Appointment by Successor.

(a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due it under Section 7.06 hereof, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all money and other Property held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 7.11.	Merger, Conversion, Consolidation or Succession to Business.

Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or banking association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes; and in case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12.	Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 7.13.	Notice of Defaults.

Within 60 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders. The Trustee shall not be deemed to have notice of any Default, other than a Default under Section 6.01(a) or 6.01(b), unless a Responsible Officer of the Trustee shall have been advised in writing that a Default has occurred. No duty imposed upon the Trustee in this Indenture shall be applicable with respect to any Default of which the Trustee is not deemed to have notice.

Section 7.14.	Reports by Trustee.

(a) Within 60 days after May 15 of each year commencing with May 15, 2017, the Trustee shall transmit by mail to the Holders, as their names and addresses appear in the Note Register, a brief report dated as of such May 15 in accordance with and to the extent required under TIA Section 313(a). The Trustee shall also comply with TIA Sections 313(b) and 313(c).

(b) The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or automatic quotation system

(c) A copy of each Trustee’s report, at the time of its mailing to Holders of Notes, shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Notes are listed.

ARTICLE 8.

DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.	Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 8.02 or Section 8.03 hereof be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02.	Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Subsidiary Guarantors shall be deemed to have been discharged from their respective obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “legal defeasance”). For this purpose, such legal defeasance means that the Company and the Subsidiary Guarantors shall be deemed (1) to have paid and discharged their respective obligations under the Outstanding Notes; provided that the Notes shall continue to be deemed to be “Outstanding” for purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, (2) to have satisfied all their other obligations with respect to such Notes and this Indenture (and the Trustee, at the expense and direction of the Company, shall execute proper instruments acknowledging the same) and (3) in the case of the Collateral Grantors, to have satisfied all of their obligations under the Collateral Agreements, except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 8.04 hereof and as more fully set forth in such Section, payments in respect of the principal of (and premium if any, on) and interest on such Notes when such payments are due (or at such time as the Notes would be subject to redemption at the option of the Company in accordance with this Indenture), (b) the respective obligations of the Company and the Subsidiary Guarantors under Sections 2.01, 2.03, 2.04, 2.05, 2.07, 2.08, 2.09, 6.08, 6.14, 4.02, 10.01 (to the extent it relates to the foregoing Sections and this Article 8), 10.04 and 10.05 hereof and the Exhibits, (c) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder, and (d) the obligations of the Company and the Subsidiary Guarantors under this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof with respect to the Notes.

Section 8.03.	Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Subsidiary Guarantor shall be released from their respective obligations under any covenant contained in Section 4.05(a) and (b) hereof, in Sections 4.06 through 4.19 hereof and in clauses (c) and (e) of Section 5.01 hereof with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company and each Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), 6.01(d) or 6.01(e) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 8.04.	Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 8.02 or Section 8.03 hereof to the Outstanding Notes:

(a) The Company or any Subsidiary Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.07 hereof who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) cash in United States dollars in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, sufficient without consideration of any reinvestment of interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on the Outstanding Notes on the Stated Maturity thereof (or Redemption Date, if applicable), provided that the Trustee shall have been irrevocably instructed in writing by the Company to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 3.01 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article 3 hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

(b) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.01(i) and 6.01(j) are concerned, at any time during the period ending on the 91st day after the date of such deposit.

(c) Such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under this Indenture or the Trust Indenture Act with respect to any securities of the Company or any Subsidiary Guarantor.

(d) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound, as evidenced to the Trustee in an Officers’ Certificate delivered to the Trustee concurrently with such deposit.

(e) In the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax laws, in either case providing that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred (it being understood that (x) such Opinion of Counsel shall also state that such ruling or applicable law is consistent with the conclusions reached in such Opinion of Counsel and (y) the Trustee shall be under no obligation to investigate the basis or correctness of such ruling).

(f) In the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(g) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, which, taken together, state that all conditions precedent provided for relating to either the legal defeasance under Section 8.03 hereof or the covenant defeasance under Section 8.03 (as the case may be) have been complied with.

Section 8.05.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to the provisions of Section 8.03(e) hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee; collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) The Company shall pay and indemnify the Trustee against all taxes, fees or other charges imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

(c) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article.

Section 8.06.	Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 11.5 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Subsidiary Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.05 hereof; provided that if the Company or any Subsidiary Guarantor makes any payment of principal of (or premium, if any, on) or interest on any Note following the reinstatement of its obligations, the Company or such Subsidiary Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.

SUPPLEMENTAL INDENTURES

Section 9.01.	Without Consent of Holders of Notes.

(a) Without the consent of any Holders, the Company, when authorized by a Board Resolution, each of the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee upon Company Request, at any time and from time to time, may amend or supplement any of the Note Documents in the following circumstances, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained in the Indenture and in the Notes;

(2) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(3) to comply with any requirement of the SEC in connection with qualifying the Indenture under the TIA or maintaining such qualification thereafter;

(4) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of any Holder;

(5) to add any Restricted Subsidiary as an additional Subsidiary Guarantor as provided in Section 4.13(a) hereof or to evidence the succession of another Person to any Subsidiary Guarantor pursuant to Section 10.02(b) hereof and the assumption by any such successor of the covenants and agreements of such Subsidiary Guarantor contained herein, in the Notes and in the Subsidiary Guarantee of such Subsidiary Guarantor;

(6) to release a Subsidiary Guarantor from its Subsidiary Guarantee pursuant to Section 10.03 hereof;

(7) to provide for uncertificated Notes in addition to or in place of certificated Notes

(8) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Convertible Note Documents;

(9) to add any additional Collateral or to evidence the release of any Liens, in each case as provided in this Indenture or the other Note Documents, as applicable; and

(10) with respect to the Collateral Agreements, as provided in the Intercreditor Agreement or the Collateral Trust Agreement, as applicable.

(b) The Intercreditor Agreement and the Collateral Trust Agreement may be amended in accordance with its terms and without the consent of any Holder, the Trustee, the Priority Lien Collateral Agent or the Collateral Agent to add other parties (or any authorized agent thereof or trustee therefor) holding Indebtedness subject thereto and to establish that the Liens on any Collateral securing such Indebtedness shall rank equally with the Liens on such Collateral Securing the Convertible Note Obligations then Outstanding.

Section 9.02.	With Consent of Holders of Notes.

(a) With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, each of the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee upon Company Request may amend or supplement this Indenture and the other Note Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the other Note Documents, or of modifying in any manner the rights of the Holders under this Indenture or the other Note Documents, in each case in addition to any required consent of holders of other Convertible Note Obligations that may be required with respect to an amendment of or waiver under the Intercreditor Agreement or any other Collateral Agreement; provided that no such amendment or supplement shall, without the consent of the Holder of each Outstanding Note affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium thereon, or change the coin or currency in which principal of any Note or any premium or the interest on any Note is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(2) reduce the percentage of aggregate principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults hereunder or the consequences of a default provided for in the Indenture;

(3) modify any of the provisions of this Section 9.02 or Section 6.13 hereof, except to increase any percentage of Holders referred to therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(4) modify any provisions of the Indenture relating to the Subsidiary Guarantees in a manner adverse to the Holders, except in accordance with the terms of this Indenture, the Intercreditor Agreement or the Collateral Trust Agreement;

(5) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control, or to make and consummate a Prepayment Offer with respect to any Asset Sale, or modify any of the provisions or definitions with respect thereto;

(6) release any Subsidiary Guarantor of the Notes from any of its obligations under its Subsidiary Guaranty or this Indenture, except in accordance with the terms of this Indenture, the Intercreditor Agreement or the Collateral Trust Agreement.

(b) The consent of Holders representing at least two-thirds of Outstanding Notes will be required to release the Liens for the benefit of the Holders of the Notes on all or substantially all of the Collateral, other than in accordance with the Note Documents.

(c) It shall not be necessary for any Act of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03.	Consents in connection with Purchase, Tender or Exchange.

A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a purchase, tender or exchange of such Holder’s Notes shall not be rendered invalid by such purchase, tender or exchange.

Section 9.04.	Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of such Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and, except as provided in clause (c) of this Section 9.04, thereafter binds every Holder.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second to last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date except to the extent that the requisite number of consents to the amendment, supplement or waiver have been obtained within such 90-day period or as set forth in clause (c) of this Section 9.04.

(c) After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (5) of Section 9.02(a), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder’s Note.

Section 9.05.	Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.	Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment or supplemental indenture or grant any waiver authorized pursuant to this Article 9 if the amendment or supplemental indenture or waiver does not adversely affect its rights, duties, liabilities or immunities. If any such amendment, supplemental indenture or waiver does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplemental indenture or grant such waiver. In executing any such amendment, supplemental indenture or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 14.01, an Officers’ Certificate and an Opinion of Counsel each stating that the execution of such amendment, supplemental indenture or waiver is authorized or permitted by this Indenture.

ARTICLE 10.

SUBSIDIARY GUARANTEES

Section 10.01.	Unconditional Guarantee.

(a) Each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the full and prompt performance of the Company’s obligations under the Indenture and the Notes and that:

(1) the principal of (and premium, if any, on) and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise;

subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 10.04 hereof.

(b) Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall, to the extent permitted by law, be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives, to the extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever, and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and in this Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees it shall not be entitled to enforce any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.

Section 10.02.	Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

(a) Except as set forth in Article 5 hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale, conveyance or other disposition of all or substantially all the Properties of a Subsidiary Guarantor to the Company or another Subsidiary Guarantor.

(b) Except as set forth in Article 5 hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a Person other than the Company or another Subsidiary Guarantor (whether or not Affiliated with such Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or other disposition of all or substantially all the Properties of a Subsidiary

Guarantor to a Person other than the Company or another Subsidiary Guarantor (whether or not Affiliated with such Subsidiary Guarantor) authorized to acquire and operate the same; provided that (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, (ii) such transaction shall not violate any of the covenants of Sections 4.01 through 4.19 hereof, and (iii) upon any such consolidation, merger, sale, conveyance or other disposition, such Subsidiary Guarantor’s Subsidiary Guarantee set forth in this Article 10, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by such Person formed by such consolidation or into which such Subsidiary Guarantor shall have merged (if other than such Subsidiary Guarantor), or by the Person that shall have acquired such Property (except to the extent the following Section 10.03 would result in the release of such Subsidiary Guarantee, in which case such surviving Person or transferee of such Property shall not have to execute any such supplemental indenture and shall not have to assume such Subsidiary Guarantor’s Subsidiary Guarantee). In the case of any such consolidation, merger, sale, conveyance or other disposition and upon the assumption by the successor Person, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the applicable Subsidiary Guarantor, such successor Person shall succeed to and be substituted for such Subsidiary Guarantor with the same effect as if it had been named herein as the initial Subsidiary Guarantor.

Section 10.03.	Release of Subsidiary Guarantors.

Upon the sale or disposition (by merger or otherwise) of a Subsidiary Guarantor (or all or substantially all of its Properties) to a Person other than the Company or another Subsidiary Guarantor and pursuant to a transaction that is otherwise in compliance with the terms of this Indenture, including but not limited to the provisions of Section 10.02 hereof or pursuant to Article 5 hereof, such Subsidiary Guarantor shall be deemed released from its Subsidiary Guarantee and all related obligations under this Indenture; provided that any such release shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company or any other Restricted Subsidiary shall also be released upon such sale or other disposition. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers’ Certificate and an Opinion of Counsel certifying that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture. In addition, in the event that any Subsidiary Guarantor ceases to guarantee payment of, or in any other manner to remain liable (whether directly or indirectly) with respect to, any and all other Indebtedness of the Company or any other Restricted Subsidiary of the Company, including, without limitation, Indebtedness under the Bank Credit Agreement, such Subsidiary Guarantor shall also be released from its Subsidiary Guarantee and the related obligations under this Indenture for so long as it remains not liable with respect to all such other Indebtedness. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers’ Certificate and an Opinion of Counsel certifying that such Subsidiary Guarantor has ceased to guarantee or otherwise be liable with respect to such other Indebtedness of the Company and the other Restricted Subsidiaries. Each Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with the provisions of this Indenture shall be released from its Subsidiary Guarantee and all related obligations under this Indenture for so long as it remains an Unrestricted Subsidiary. The Trustee shall deliver an appropriate instrument evidencing such release upon its receipt of the Board Resolution designating such Unrestricted Subsidiary. Any Subsidiary Guarantor not released in accordance with this Section 10.03 shall remain liable for the full amount of principal of (and premium, if any, on) and interest on the Notes as provided in this Article 10.

Section 10.04.	Limitation of Subsidiary Guarantors’ Liability.

Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirm that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 10.05 hereof, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting such a fraudulent conveyance or fraudulent transfer. This Section 10.04 is for the benefit of the creditors of each Subsidiary Guarantor.

Section 10.05.	Contribution.

In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Guarantor”) under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor (if any) in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Subsidiary Guarantor’s obligations with respect to its Subsidiary Guarantee.

Section 1.1 Severability.

In case any provision of this Subsidiary Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

ARTICLE 11.

SECURITY

Section 11.01.	Collateral Agreements; Additional Collateral.

(a) In order to secure the due and punctual payment of the Note Obligations, on the Issue Date, simultaneously with the execution and delivery of this Indenture, the Company and the Subsidiary Guarantors shall have executed the Collateral Agreements granting to the Collateral Agent for the benefit of the Secured Parties (in accordance with the Intercreditor Agreement) a second-priority perfected Lien in the Collateral.

(b) The Company shall promptly deliver, and to cause each of the other Collateral Grantors to deliver, but in each case not later than the date that is 30 days following the Issue Date, to further secure the Convertible Note Obligations, deeds of trust, Mortgages, chattel mortgages, security agreements, financing statements and other Collateral Agreements in form and substance satisfactory to the Collateral Agent for the purpose of granting, confirming, and perfecting second-priority liens or security interests in (1) prior to the occurrence of a default under the Revolving Credit Agreement (or any agreements refinancing, replacing, refunding or restating the Revolving Credit Agreement as in effect on the Issue Date) or, if no Revolving Credit Agreement is then in effect, a Default under this Indenture, (A) at least ninety percent (90%) of the PV-9 of the Collateral Grantors’ Oil and Gas Properties constituting Proved Reserves and the Provided and Probable Drilling Locations, (B) after the occurrence of a default under the Revolving Credit Agreement (or any agreements refinancing, replacing, refunding or restating the Revolving Credit Agreement as in effect on the Issue Date) or, if no Revolving Credit Agreement is then in effect, a Default under this Indenture, at least ninety-five percent (95%) of the PV-9 of the Collateral Grantors’ Oil and Gas Properties and the Proved and Probable Drilling Locations, (2) all of the equity interests of the Company or any Subsidiary Guarantor in any other Subsidiary Guarantor now owned or hereafter acquired by the Company or any Subsidiary Guarantor, and (3) all property of the Collateral Grantors of the type described in the Security Agreement. If no Engineering Report is delivered pursuant to Section 4.05(b), the Company shall deliver to the Collateral Agent semi-annually on or before April 1 and October 1 in each calendar year an Officers’ Certificate certifying that as of the date of such certificate, (i) no Default has occurred and is continuing and (ii) at least ninety percent (90%) of the PV-9 of the Collateral Grantors’ Oil and Gas Properties constituting Proved Reserves and the Proved and Probable Drilling Locations.

(c) In connection with each delivery of an Engineering Report, the Company shall review the Engineering Report and the list of current Mortgaged Properties to ascertain whether the Mortgaged Properties represent at least ninety percent (90%) of the PV-9 of (i) the Oil and Gas Properties constituting Proved Reserves evaluated in the most recently completed Engineering Report after giving effect to exploration and production activities, acquisitions, dispositions and production and (ii) the Proved and Probable Drilling Locations. In the event that the Mortgaged Properties do not represent at least such required percentages, then the Company shall, and shall cause its Restricted Subsidiaries to, promptly grant to the Collateral Agent as security for the Convertible Note Obligations a second-priority perfected Lien on additional Oil and Gas Properties and Proved and Probable Drilling Locations not already subject to a Lien created by Collateral Agreements such that after giving effect thereto, the

Mortgaged Properties will represent at least such required percentages. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Collateral Agreements, all in form and substance reasonably satisfactory to the Collateral Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its Oil and Gas Properties or Proved and Probable Drilling Locations and such Subsidiary is not a Subsidiary Guarantor, then it shall become a Subsidiary Guarantor and comply. To the extent that any Oil and Gas Properties constituting Collateral are disposed of after the date of any applicable Engineering Report or certificate delivered pursuant to clause (b) of this Section 11.01, any Proved Reserves attributable to such Oil and Gas Properties shall be deemed excluded from such Engineering Report or certificate for the purpose of determining whether such minimum Mortgage requirement is met after giving effect to such release.

(d) The Company also agrees to promptly deliver, or to cause to be promptly delivered, to the extent not already delivered, whenever requested by the Collateral Agent in its sole and absolute discretion (1) favorable title information (including, if reasonably requested by the Collateral Agent, title opinions) acceptable to the Collateral Agent with respect to any Collateral Grantor’s Oil and Gas Properties constituting at least ninety percent (90%) of the PV-9 of the Oil and Gas Properties constituting Proved Reserves and the Proved and Probable Drilling Locations, and demonstrating that such Collateral Grantor has good and defensible title to such properties and interests, free and clear of all Liens (other than Permitted Liens) and covering such other matters as the Collateral Agent may reasonably request and (2) favorable opinions of counsel satisfactory to the Collateral Agent in its sole discretion opining that the forms of Mortgage are sufficient to create valid first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the Hydrocarbons attributable to such properties and interests and proceeds thereof.

(e) If (1) a Collateral Grantor acquires any asset or property of a type that is required to constitute Collateral pursuant to the terms of this Indenture and such asset or property is not automatically subject to a second-priority perfected Lien in favor of the Collateral Agent, (2) a Subsidiary of the Company that is not already a Subsidiary Guarantor is required to become a Subsidiary Guarantor pursuant to Section 4.13 or (3) any Collateral Grantor creates any additional Lien upon any Oil and Gas Properties, Proved and Probable Drilling Locations or any other assets or properties to secure any Priority Lien Obligations or Convertible Note Obligations (or takes additional actions to perfect any existing Lien on Collateral), then such Collateral Grantor or such other Subsidiary shall, as soon as practicable after the acquisition of the applicable asset or property, the occurrence of the event requiring such Subsidiary to become a Subsidiary Guarantor or the creation of any such additional Lien or taking of any such additional perfection action (and, in any event, within 10 Business Days after such acquisition, event or creation), (i) grant to the Collateral Agent a second-priority perfect Lien in all assets and property of such Collateral Grantor or such other Subsidiary that are required to, but do not already, constitute Collateral, (ii) deliver any certificates to the Collateral Agent in respect thereof and (iii) take all other appropriate actions as necessary to ensure the Collateral Agent has a second-priority perfect Lien therein.

(f) In addition and not by way of limitation of the foregoing, in the case of the Company or any Subsidiary Guarantor granting a Lien in favor of the Collateral Agent upon any assets having a present value in excess of $10,000,000 located in a new jurisdiction, the Company or Subsidiary Guarantor will at its own expense, promptly obtain and furnish to the Collateral Agent all such opinions of legal counsel as the Collateral Agent may reasonably request in connection with any such security or instrument.

(g) Commencing on a date no later than 60 days after the Issue Date, the Company and its Restricted Subsidiaries shall keep and maintain each deposit account and each securities account with a financial institution reasonably acceptable to the Collateral Agent and subject to an Account Control Agreement, other than deposit accounts holding in the aggregate less than $3,000,000.

(h) The Company shall cause every Subsidiary Guarantor to make all filings (including filings of continuation statements and amendments to Uniform Commercial Code financing statements in the United States (or the applicable political subdivision, territory or possession thereof) that may be necessary to continue the effectiveness of such Uniform Commercial Code financing statements) and take all other actions as are reasonably necessary or required by the Collateral Agreements to maintain (at the sole cost and expense of the Subsidiary Guarantors) the security interest created by the Collateral Agreements in the Collateral as a second-priority perfected Lien.

(i) All references to a “second-priority perfected Lien” in this Section 11.01 shall be understood to be subject to the terms of the Intercreditor Agreement and the Permitted Collateral Liens, if any.

(j) The Company shall, and shall cause every other Collateral Grantor to, from time to time take the actions required by Section 4.18.

Section 11.02.	Release of Liens Securing Notes.

The Collateral Grantors shall be entitled to releases of assets included in the Collateral from the Liens securing Note Obligations under any one or more of the following circumstances:

(a) upon the full and final payment in cash and performance of all Note Obligations of the Company and the Subsidiary Guarantors;

(b) with respect to any asset constituting Collateral, if such Collateral is sold or otherwise disposed of to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary in accordance with Section 4.10 (other than the provisions thereof relating to the future use of proceeds of such sale or other disposition); provided that to the extent that any Collateral is sold or otherwise disposed of in accordance with Section 4.10, the non-cash consideration received is pledged as Collateral under the Collateral Agreements contemporaneously with such sale, in accordance with the requirements set forth in this Indenture and the Collateral Agreements; provided, further, that the Liens securing the Note Obligations will not be released if the sale or disposition is subject to Section 5.01;

(c) upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Notes in accordance with Article 8;

(d) if any Subsidiary Guarantor is released from its Subsidiary Guarantee in accordance with the terms of this Indenture, that Subsidiary Guarantor’s assets and property included in the Collateral shall be released from the Liens securing the Note Obligations;

(e) with the requisite consent of Holders given in accordance with this Indenture;

(f) as provided in the Intercreditor Agreement or the other Collateral Agreements; or

(g) upon the conversion of the Notes into Common Stock in accordance with Article 12.

Section 11.03.	Release Documentation.

Upon compliance with the conditions to release of all or any portion of the Collateral set forth in Section 11.02, the Collateral Agent and the Trustee shall forthwith take all necessary action (at the written request of and the expense of the Company, accompanied by an Officers’ Certificate and Opinion of Counsel that the conditions precedent to such release have been satisfied) to release and re-convey to the applicable Collateral Grantor the applicable portion of the Collateral that is authorized to be released pursuant to Section 11.02, and shall deliver such Collateral in its possession to the applicable Collateral Grantor, including, without limitation, executing and delivering releases and satisfactions wherever required.

Section 11.04.	No Impairment of the Security Interests.

The Company shall not, and shall not permit any other Collateral Grantor to take any action, or knowingly omit to take any action, which action or omission would have the result of materially impairing the validity, perfection or priority of the security interests in the Collateral created by the Collateral Agreements (except as permitted in this Indenture, the Intercreditor Agreement or the other Collateral Agreements, including any action that would result in a Permitted Collateral Lien).

Section 11.05.	Collateral Agent.

(a) The Trustee and each of the Holders by acceptance of the Notes hereby authorize the appointment of the Collateral Agent as the Trustee’s and the Holders’ collateral agent under the Collateral Agreements, and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorize the Collateral Agent to take such action on their behalf under the provisions of the Collateral Agreements, including the Intercreditor Agreements, and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Intercreditor Agreements and the other Collateral Agreements, together with such powers as are reasonably incidental thereto.

(b) The Collateral Agent may resign and its successor appointed in accordance with the terms of the Intercreditor Agreement.

(c) The Trustee is authorized and directed by the Holders and the Holders by acquiring the Notes are deemed to have authorized the Trustee, as applicable, to (1) enter into the Intercreditor Agreement, (2) bind the Holders on the terms as set forth in the Intercreditor Agreement, (3) perform and observe its obligations and exercise its rights and powers under the Intercreditor Agreement, including entering into amendments permitted by the terms of this Indenture, the Intercreditor Agreement or the other Collateral Agreements and (4) cause the Collateral Agent to enter into and perform its obligations under the Collateral Agreements. The Collateral Agent is authorized and directed by the Trustee and the Holders and the Holders by acquiring the Notes are deemed to have authorized the Collateral Agent, to (i) enter into the other Collateral Agreements to which it is a party, (ii) bind the Trustee and the Holders on the terms as set forth in such Collateral Agreements and (iii) perform and observe its obligations and exercise its rights and powers under such Collateral Agreements, including entering into amendments permitted by the terms of this Indenture or the Collateral Agreements. Each Holder, by its acceptance of a Note, is deemed to have consented and agreed to the terms of the Intercreditor Agreement and each other Collateral Agreement, as originally in effect and as amended, restated, replaced, supplemented or modified from time to time in accordance with its terms or the terms of this Indenture. Each of the Trustee and the Holders by acquiring the Notes is hereby deemed to (A) agree that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and the Collateral Trust Agreement and (B) acknowledge that it has received copies of the Intercreditor Agreement and the Collateral Trust Agreement and that the exercise of certain of the Trustee’s rights and remedies hereunder may be subject to, and restricted by, the provisions of the Intercreditor Agreement and the Collateral Trust Agreement. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED IN THIS INDENTURE, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS INDENTURE AND THE INTERCREDITOR AGREEMENT OR THE COLLATERAL TRUST AGREEMENT, THE INTERCREDITOR AGREEMENT OR THE COLLATERAL TRUST AGREEMENT, AS APPLICABLE, SHALL CONTROL.

(d) The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company or any of the Collateral Grantors or is cared for, protected or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the applicable Collateral Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Collateral Agreements has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto.

(e) The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act. For the avoidance of doubt, nothing herein shall require the Collateral Agent to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created by the Collateral Agreements and such responsibility shall be solely that of the Company.

Section 11.06.	Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released from the Liens in favor of the Collateral Agent shall be bound to ascertain the authority of the Collateral Agent or Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority so long as the conditions set forth in Section 11.03 have been satisfied.

Section 11.07.	Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Collateral Agreements and to apply such funds as provided in Section 6.10.

Section 11.08.	Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Company or any other Collateral Grantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any other Collateral Grantor, as applicable, or of any officer or officers thereof required by the provisions of this Article 11.

Section 11.09.	Compensation and Indemnification.

The Collateral Agent shall be entitled to the compensation and indemnification set forth in Section 7.06 (with the references to the Trustee therein being deemed to refer to the Collateral Agent).

ARTICLE 12.

CONVERSION

Section 12.01.	Conversion

(a) At any time following the receipt of the Required Stockholder Approval and the effectiveness of the Charter Amendment, Holders of the Notes shall have the right convert (the “Optional Conversion”) their outstanding Notes, at any time and from time to time, on any Business Day, prior to the earliest of (1) if applicable, with respect to a Note called for redemption, the close of business on the Business Day immediately preceding the Redemption Date or (2) the close of business on the Business Day immediately preceding the Maturity Date, into Common Stock, at a conversion rate (the “Conversion Rate”) of 81.2 shares per $1,000 principal amount of the Notes (plus cash in lieu of fractional shares of Common Stock in accordance with Section 12.03); provided that any Holder of Notes who would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) in excess of 9.99% of the outstanding shares of Common Stock upon conversion of such Holder’s Notes shall be required to provide 61 days’ written notice to the Company prior to any such conversion. The Conversion Rate is subject to adjustment pursuant to Section 12.06.

(b) Following the receipt of the Required Stockholder Approval and the effectiveness of the Charter Amendment, the Company shall convert (the “Mandatory Conversion”) any outstanding Notes into a number of shares of Common Stock per $1,000 principal amount of Notes equal to the Conversion Rate then in effect (plus cash in lieu of fractional shares) if the Daily VWAP of the Common Stock exceeds or is equal to the Threshold Price in effect on each applicable Trading Day for at least 15 consecutive Trading Days (the “Mandatory Conversion Event”). Upon the occurrence of the Mandatory Conversion Event, the Company shall deliver notice to the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) (such notice, a “Mandatory Conversion Notice”) not later than the open of business on the second business day following such Mandatory Conversion Event, which notice shall specify that the Mandatory Conversion shall occur not later than the third business day following the notice of the Mandatory Conversion Event.

(c) Interest shall cease to accrue on any Notes on the date of occurrence of the Optional Conversion or the Mandatory Conversion (such date, the “Conversion Date”). The accrued and unpaid interest on any Note being converted pursuant to an Optional Conversion or Mandatory Conversion shall be added to the principal amount of such Note being converted.

(d) If a Holder exercises its right to require the Company to repurchase its Notes pursuant to a Prepayment Offer or a Change of Control Offer in accordance with Section 4.10 or Section 4.15, respectively, such Holder may convert its Notes into Common Stock only if it withdraws its election to have its Notes repurchased in connection with such Prepayment Offer or Change of Control Offer.

(e) In the event that any Holder notified the Company (1) in the case of an Optional Conversion pursuant to Section 12.01(a), at any time beginning on the date of the provision of the Optional Conversion Notice and ending with the effectiveness of such Optional Conversion, and (2) in the case of a Mandatory Conversion pursuant to Section 12.01(b), at any time beginning with the date of the Mandatory Conversion Event and ending 30 calendar days following the effectiveness of such conversion, that such Holder will beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) in excess of 9.99% of the outstanding shares of Common Stock or otherwise be deemed to be an “affiliate” of the Company for purposes of the Securities Act and/or the Exchange upon such conversion, then the Company will promptly enter into a Registration Rights Agreement covering the shares of Common Stock received upon such conversion.

(f) At the request of any Holder, the Company will use its reasonable efforts to cooperate with such Holder to confirm with brokers that such Holder will not be an “affiliate” of the Company for purposes of the Securities Act and/or the Exchange Act upon any Optional Conversion pursuant to Section 12.01(a) or Mandatory Conversion pursuant to Section 12.01(b).

Section 12.02.	Conversion Procedures

(a) To convert its Note pursuant to an Optional Conversion, a Holder of a Definitive Note must:

(1) complete and manually sign the Optional Conversion Notice or a facsimile of the Optional Conversion Notice with appropriate signature guarantee, and deliver the completed Conversion Notice (which shall be irrevocable) to the Conversion Agent;

(2) surrender the Note to the Conversion Agent;

(3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent; and

(4) pay all transfer or similar taxes if required pursuant to Section 12.04.

If a Holder holds a beneficial interest in a Global Note, to convert such Note, the Holder must comply with clause (4) above and the Depositary’s procedures for converting a beneficial interest in a Global Note.

(b) In connection with an Optional Conversion or Mandatory Conversion, the Company shall deliver to the Holder of a Definitive Note, through the Conversion Agent, a number of shares of Common Stock per $1,000 of principal amount of Notes being converted equal to the Conversion Rate in effect on the applicable Conversion Date (plus cash in lieu of fractional shares of Common Stock in accordance with Section 12.03 and adjusted pro rata for amounts being converted in integral multiples of $1.00). The shares of Common Stock due upon conversion of a Global Note shall be delivered by the Company in accordance with the Depositary’s customary practices.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the Conversion Date. The Person in whose name the shares of Common Stock shall be issued upon any conversion pursuant to this Article 12 shall become the holder of record of such shares as of the close of business on the applicable Conversion Date. Prior to such time, a Holder receiving shares of Common Stock upon conversion shall not be entitled to any rights relating to such shares of Common Stock, including, among other things, the right to vote, tender in a tender offer and receive dividends and notices of shareholder meetings. On and after the close of business on the applicable Conversion Date with respect to a conversion of a Note pursuant hereto, all rights of the Holder of such Note shall terminate, other than the right to receive the consideration deliverable or payable upon conversion of such Note as provided in this Article 12, and all Liens securing the Obligations under such Note shall be released and terminated. Settlement of any conversion provided in this Article 12 shall occur on the third Business Day immediately following the applicable Conversion Date.

Section 12.03.	Cash in Lieu of Fractional Shares.

The Company will not issue a fractional share of Common Stock upon conversion of a Note. Instead, the Company shall pay cash in lieu of fractional shares based on the Daily VWAP of the Common Stock on the applicable Conversion Date (or, if such Conversion Date is not a Trading Day, the Daily VWAP of the Common Stock on the Trading Day immediately preceding such Conversion Date).

Section 12.04.	Taxes on Conversion.

The Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of Common Stock upon the conversion of a Note. However, such Holder shall pay any such tax or duty that is due because such shares are issued in a name other than such Holder’s name. The Conversion Agent may refuse to deliver a certificate representing the Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name.

Section 12.05.	Company to Reserve, Provide and List Common Stock.

(a) After giving effect to the Charter Amendment, the Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury a sufficient number of shares of Common Stock to permit the conversion, in accordance herewith, of all of the Notes (assuming, for such purposes, that at the time of computation of such number of shares, all such Notes would be held or converted by a single Holder, as applicable).

(b) All shares of Common Stock issued upon conversion of the Notes shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim that arises from the action or inaction of the Company.

(c) The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes and shall list such shares on each national securities exchange or automated quotation system on which the shares of Common Stock are listed on the applicable Conversion Date.

Section 12.06.	Adjustment of Conversion Rate.

(a) If the Company issues shares of Common Stock as a dividend or distribution on all shares of the Common Stock, or if the Company effects a share split or share combination (including a “reverse split”), the Conversion Rate shall be adjusted based on the following formula:

CR’	=	CR0	×	OS’
OS0

where,

CR’ = the Conversion Rate in effect immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

CR0 = the Conversion Rate in effect immediately prior to the close of business on the record date for such dividend or distribution, or immediately prior to open of business on the effective date of such share split or share combination, as the case may be;

OS’ = the number of shares of Common Stock outstanding immediately after such dividend or distribution, or such share split or share combination, as the case may be; and

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the record date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be.

Any adjustment made under this Section 12.06(a) shall become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 12.06 is declared but not so paid or made, then the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) In addition to the foregoing adjustments in subsection (a) above, the Company may, from time to time and to the extent permitted by law, increase the Conversion Rate by any amount for a period of at least 20 Business Days or any longer period as may be permitted or required by law, if the Board of Directors of the Company has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such increase to be mailed to each Holder of Notes at such Holder’s address as the same appears in the Register at least 15 days prior to the date on which such increase commences.

(c) All calculations under this Article 12 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be. Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th.

Section 12.07.	No Adjustments.

The Conversion Rate shall not be adjusted for any transaction or event other than as specified in this Article 12.

Section 12.08.	Notice of Adjustments.

Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee and the Conversion Agent an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

Section 12.09.	Notice of Certain Transactions.

In the event that:

(a) the Company takes any action that would require an adjustment in the Conversion Rate;

(b) the Company takes any action that would require a supplemental indenture pursuant to Section 12.10; or

(c) there is a dissolution or liquidation of the Company;

the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record date and effective date of the transaction referred to in clause (a), (b) or (c) of this Section 12.09.

Section 12.10.	Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege.

(a) In the event of:

(1) any reclassification of the Common Stock (other than a change as a result of a subdivision or combination of Common Stock as to which Section 12.06(a) applies);

(2) a consolidation, merger, binding share exchange or combination involving the Company; or

(3) a sale or conveyance to another person or entity of all or substantially all of the Company’s property or assets,

in which holders of Common Stock would be entitled to receive stock, other securities, other property, assets or cash for their Common Stock (any such event, a “Merger Event”), the principal amount of the Notes will, from and after the effective time of such Merger Event, in lieu of being convertible into Common Stock, be convertible into the same kind, type and proportions of consideration that a holder of a number of shares of Common Stock equal to the Conversion Rate in effect (adjusted pro rata for amounts in integral multiples of $1.00) immediately prior to such Merger Event would have received in such Merger Event (“Reference Property”) and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture providing for such change in the right to convert the Notes.

(b) If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then:

(1) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election; and

(2) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (1) attributable to one share of Common Stock.

(c) The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

(d) The supplemental indenture referred above shall, in the good faith judgment of the Company as evidenced by an Officers’ Certificate, (i) provide for adjustments to the Conversion Rate that shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 12 and for the delivery of cash by the Company in lieu of fractional securities or property that would otherwise be deliverable to applicable Holders upon conversion as part of the Reference Property, with such amount of cash determined by the Company in a manner as nearly equivalent as may be practicable to that used by the Company to determine the Daily VWAP of the Common Stock and (ii) provide that after the Merger Event, the Mandatory Conversion Event (and related calculations) shall be determined with reference to the trading value of the Reference Property as determined in good faith by the Company in a manner as nearly equivalent as may be practicable to that used by the Company to determine the Daily VWAP of the Common Stock. If the Reference Property includes shares of stock, other securities or other property or assets (including any combination thereof) of a company other than the Company or the successor or purchasing entity, as the case may be, in such Merger Event, then such other company shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to repurchase their Notes upon a Change of Control in accordance with Section 4.15. The provisions of this Section 12.10 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

(e) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 12.10.

(f) None of the foregoing provisions shall affect the right of a Holder to convert its Notes into shares of Common Stock (and cash in lieu of any fractional share) as set forth in Section 12.01 and Section 12.02 prior to the effective date of such Merger Event.

(g) In the event the Company shall execute a supplemental indenture pursuant to this Section 12.10, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of Reference Property receivable by Holders of the Notes upon the conversion of their Notes after any such Merger Event and any adjustment to be made with respect thereto.

Section 12.11.	Trustee’s Disclaimer.

(a) Neither the Trustee nor the Conversion Agent shall have any duty to determine when an adjustment under this Article 12 should be made, how it should be made or what such adjustment should be, but the Trustee and the Conversion Agent may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee and the Conversion Agent pursuant to Section 12.08 hereof and the Company agrees to deliver such Officers’ Certificate to the Trustee and the Conversion Agent promptly after the occurrence of any such adjustment. Neither the Trustee nor the Conversion Agent shall be accountable with respect to, and makes no representation as to, the validity or value of any securities or assets issued upon conversion of Notes, and neither the Trustee nor the Conversion Agent shall be responsible for the failure by the Company to comply with any provisions of this Article 12.

(b) Neither the Trustee nor the Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 12.10, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee and the Conversion Agent pursuant to Section 12.10 hereof.

(c) The Trustee and the Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to either calculate the Conversion Price or determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed herein, or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officers’ Certificate with respect to the same. Neither the Trustee nor the Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee and the Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 12.01 has occurred that makes the Notes eligible for conversion until the Company has delivered to the Trustee and the Conversion Agent an Officers’ Certificate stating that such event has occurred, on which certificate the Trustee and any the Conversion Agent may conclusively rely, and the Company agrees to deliver such Officers’ Certificate to the Trustee and the Conversion Agent promptly after the occurrence of any such event.

ARTICLE 13.

SATISFACTION AND DISCHARGE

Section 13.01.	Satisfaction and Discharge of Indenture.

(a) The Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in the Indenture) as to all Outstanding Notes, and the Trustee, at the expense of the Company, shall, upon payment of all amounts due the Trustee under Section 7.06 hereof, execute proper instruments acknowledging satisfaction and discharge of this Indenture when

(1) either

(I) all Notes theretofore authenticated and delivered (other than (i) Notes which have been replaced as provided in Section 2.07 hereof and (ii) Notes for whose payment money or United States governmental obligations of the type described in clause (1) of the definition of Cash Equivalents have theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.03 hereof) have been delivered to the Trustee for cancellation, or

(II) all such Notes not theretofore delivered to the Trustee for cancellation

(A) have become due and payable, or

(B) will become due and payable at their Stated Maturity within one year, or

(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of clause (II)(A), (II)(B) or (II)(C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Company has paid or caused to be paid all other sums then due and payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, which, taken together, state that all conditions precedent herein relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 hereof and, if money shall have been deposited with the Trustee pursuant to this Section 13.01, the obligations of the Trustee under Section 13.02 hereof and the last paragraph of Section 4.03 hereof shall survive.

Section 13.02.	Application of Trust Money.

Subject to the provisions of the last paragraph of Section 4.03 hereof, all money deposited with the Trustee pursuant to Section 13.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE 14.

MISCELLANEOUS

Section 14.01.	Compliance Certificates and Opinions.

(a) Upon any application or request by the Company or any Subsidiary Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or this Indenture. Each such certificate and each such legal opinion shall be in the form of an Officers’ Certificate or an Opinion of Counsel, as applicable, and shall comply with the requirements of this Indenture.

(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

(c) The certificates and opinions provided pursuant to this Section 14.01 and the statements required by this Section 14.01 shall be satisfactory to the Trustee and comply in all respects with TIA Sections 314(c) and (e).

Section 14.02.	Form of Documents Delivered to Trustee.

(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion of an officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon an officers’ certificate, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate with respect to such matters is erroneous.

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 14.03.	Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership, principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d) If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date, provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of Notes shall bind every future Holder of the Notes and the Holder of Notes issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Notes.

Section 14.04.	Notices, etc. to Trustee, Company and Subsidiary Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to or filed with,

(a) the Trustee by any Holder, the Company or any Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (in the English language) and delivered in person or mailed by certified or registered mail (return receipt requested) to the Trustee at its Corporate Trust Office; or

(b) the Company or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (in the English language) and delivered in person or mailed by certified or registered mail (return receipt requested) to the Company or such Subsidiary Guarantor, as applicable, addressed to it at the Company’s offices located at 5300 Town and Country Blvd., Suite 500, Frisco, Texas, 75034, Attention: Chief Financial Officer, or at any other address otherwise furnished in writing to the Trustee by the Company.

Section 14.05.	Notice to Holders; Waiver.

(a) Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing (in the English language) and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b) In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

(c) The Trustee may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the Trustee shall not be liable for any loss, liability or expense of any kind incurred by the Company or the Holders due to the Trustee’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission; provided that such losses have not arisen from the negligence or willful misconduct of the Trustee, it being understood that the failure of the Trustee to verify or confirm that the person providing the instructions or directions, is, in fact, an authorized person does not constitute negligence or willful misconduct.

Section 14.06.	Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.07.	Successors and Assigns.

All covenants and agreements in this Indenture by the Company and the Subsidiary Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successor.

Section 14.08.	Severability.

In case any provision in this Indenture or in the Notes or the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

Section 14.09.	Benefits of Supplemental Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person (other than the parties hereto, any Paying Agent, any Registrar and their successors hereunder, the Holders and, to the extent set forth in Section 12.4 hereof, creditors of Subsidiary Guarantors) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.10.	Governing Law; Trust Indenture Act Controls.

(a) THIS INDENTURE, THE SUBSIDIARY GUARANTEES, THE NOTES, THE INTERCREDITOR AGREEMENT AND THE COLLATERAL TRUST AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE COMPANY AND EACH SUBSIDIARY GUARANTOR IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE SUBSIDIARY GUARANTEES, AND THE COMPANY AND EACH SUBSIDIARY GUARANTOR IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED BY ANY SUCH COURT.

(b) This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of Section 318(c) of the Trust Indenture Act, or conflicts with any provision (an “incorporated provision”) required by or deemed to be included in this Indenture by operation of such Trust Indenture Act section, such imposed duties or incorporated provision shall control.

Section 14.11.	Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes or the Subsidiary Guarantee) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

Section 14.12.	No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 14.13.	Holder Communications.

Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. Every Holder of Notes, by receiving and holding the same, agrees with the Company, the Subsidiary Guarantors, the Registrar and the Trustee that none of the Company, the Subsidiary Guarantors, the Registrar or the Trustee, or any agent of any of them, shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, that each of such Persons shall have the protection of TIA Section 312(c) and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 14.14.	Duplicate Originals.

The parties may sign any number of copies or counterparts of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.15.	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.16.	Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 14.17.	Waiver of Jury Trial.

EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE AND HOLDERS OF NOTES BY ACCEPTING A BENEFICIAL INTEREST IN THE NOTES HEREBY IRREVOCABLE WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed and delivered as of the date first set forth above.

COMPANY:

COMSTOCK RESOURCES INC.

By:
Name:
Title:

GUARANTORS:

COMSTOCK OIL & GAS, LP

By:
Name:
Title:

COMSTOCK OIL & GAS - LOUISIANA, LLC

By:
Name:
Title:

COMSTOCK OIL & GAS GP, LLC

By:
Name:
Title:

COMSTOCK OIL & GAS INVESTMENTS LLC

By:
Name:
Title:

Signature Page to Indenture

COMSTOCK OIL & GAS HOLDINGS, INC.

By:
Name:
Title:

Signature Page to 2020 Convertible Notes Indenture

TRUSTEE:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS TRUSTEE

By:
Name:
Title:

Signature Page to 2020 Convertible Notes Indenture

EXHIBIT A

[FORM OF FACE OF NOTE]

(Face of Note)

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[1]	For Global Notes only.

Exhibit A - 1

No. [ ]	Principal Amount $[ ]

CUSIP NO. [ ]

ISIN NO. [ ]

Comstock Resources, Inc.

9 1⁄2% Convertible Secured PIK Notes due 2020

Comstock Resources, Inc., a Nevada corporation, promises to pay to                     , or registered assigns, the principal sum of          Dollars on June 15, 2020 [or such greater or lesser amount as may be indicated on Schedule A hereto]2.

Interest Payment Dates: June 15 and December 15, commencing December 15, 2016

Record Dates: June 1 and December 1

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, Comstock Resources, Inc. has caused this instrument to be duly executed.

COMSTOCK RESOURCES, INC.

By:
Name:
Title:

[2]	If this Note is a Global Note, add this provision.

Exhibit A - 2

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Trustee, certifies that this is one of the
Notes referred to in the Indenture.

By:
Authorized Signatory

Dated: , 20

Exhibit A - 3

[FORM OF REVERSE SIDE OF NOTE]

9 1⁄2% Convertible Secured PIK Notes due 2020

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Comstock Resources, Inc., a Nevada corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, begin herein called the “Company”), promises to pay interest on the unpaid principal amount of this Note at the rate of 9 1⁄2% per annum. The Company will pay interest in kind semi-annually in arrears on June 15 and December 15 of each year (each an “Interest Payment Date”), commencing December 15, 2016. If any date for payment on the Notes falls on a day that is not a Business Day, such payment may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no additional interest will accrue solely as a result of such delayed payment. Interest on the Notes will accrue from the most recent date to which interest has been paid in kind by issuing Additional Notes, if no interest has been paid in kind, from the date of original issuance thereof. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Interest on the Notes will be payable by issuing additional securities (the “Additional Notes”) in an amount equal to the applicable amount of interest for the interest period (rounded down to the nearest whole dollar). Not later than 10 business days prior to the relevant Interest Payment Date, the Company shall deliver to the Trustee and the Paying Agent (if other than the Trustee), (i) with respect to Notes represented by Definitive Notes, the required amount of Additional Notes represented by Definitive Notes (rounded down to the nearest whole dollar) and a company order to authenticate and deliver such Additional Notes or (ii) with respect to Notes represented by one or more Global Notes, a company order to increase the outstanding principal amount of such Global Notes by the required amount (rounded down to the nearest whole dollar) (or, if necessary, pursuant to the requirements of the depositary or otherwise, the required amount of Additional Noted represented by Global Notes (rounded down to the nearest whole dollar) and a company order to authenticate and deliver such new Global Notes). All Additional Notes issued pursuant to an interest payment as described above will mature on June 15, 2020 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture. The Additional Notes shall have the same rights and benefits as the Notes issued on the Issue Date, and shall be treated together with the Notes as a single class for all purposes under the Indenture.

Any Additional Notes shall, after being executed and authenticated pursuant to the Indenture, be (i) if such Additional Notes are Definitive Notes, mailed to the Person entitled thereto as shown on the register maintained by the Note Registrar for the Definitive Notes as of the relevant record date or (ii) if such Additional Notes are Global Notes, deposited into the account specified by the Holder or Holders thereof as of the relevant record date. Alternatively, in connection with any payment of interest, the Company may direct the Paying Agent to make appropriate amendments to the schedule of principal amounts of the relevant Global Notes outstanding for which Additional Notes will be issued and arrange for deposit into the account specified by the Holder or Holders thereof as of the relevant record date.

Exhibit A - 4

Notwithstanding anything to the contrary herein or in the Indenture, and for the avoidance of doubt, accrued and unpaid interest that is due and payable at the Maturity of this Note, with respect to an optional redemption, or with respect to any requirement of the Company to purchase this Note on the Change of Control Purchase Date or the Purchase Date pursuant to a Change of Control Offer or Prepayment Offer, shall be payable solely in cash (such interest payment, “Cash Interest”).

2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) by issuing Additional Notes to the Persons who are registered holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and Cash Interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and Cash Interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Note (including principal, premium, if any, and Cash Interest), by mailing a check to the registered address of each Holder thereof; provided that payments on the Notes may also be made, in the case of a Holder of at least $500,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar. Initially, American Stock Transfer & Trust Company, LLC (the “Trustee”) will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar or co-registrar.

4. Indenture. The Company issued the Notes under an Indenture dated as of , 2016 (“Indenture”) among the Company, the Subsidiary Guarantors and the Trustee. The Notes are subject to the terms of the Indenture, and Holders are referred to the Indenture for a statement of such terms. The Notes are secured obligations of the Company subject to the Priority Liens securing the Priority Lien Obligations and the Permitted Collateral Liens. In the event of a conflict between the Indenture and this Note, the terms of the Indenture shall control. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and the Holders are referred to the Indenture and the TIA for a statement of those terms.

Exhibit A - 5

The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of certain capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company or any Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the Property of the Company or any Subsidiary Guarantor.

To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors will unconditionally guarantee the Obligations on a joint and several basis pursuant to the terms of the Indenture.

5. Optional Redemption.

The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time at the following Redemption Prices (expressed as percentages of principal amount) set forth below if redeemed during the 12-month period beginning June 15 of the years indicated below (or the Issue Date for Notes redeemed prior to June 15, 2017):

Year	Redemption Price
2016	104.750%
2017	102.375%
2018 and thereafter	100.000%

together in the case of any such redemption with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), all as provided in the Indenture. For the avoidance of doubt, any offer to redeem the Notes shall be made only in cash.

6. Sinking Fund. The Notes are not subject to any sinking fund.

7. Notice of Redemption. Notice of redemption will be sent at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8. Repurchase of Notes at the Option of Holders upon Change of Control. Upon the occurrence of a Change of Control, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the

Exhibit A - 6

Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to the date of purchase as provided in, and subject to the terms of, the Indenture.

9. Conversion. At any time following the receipt of the Required Stockholder Approval and the effectiveness of the Charter Amendment, the Notes shall be convertible into shares of Common Stock in accordance with Article 12 of the Indenture. To convert a Note at its option, a Holder must satisfy the requirements of Section 12.02(a) of the Indenture, including the requirement to deliver an Optional Conversion Notice in the case of an Optional Conversion Notice in the form attached to this Note. Upon conversion of a Note pursuant to an Optional Conversion or Mandatory Conversion, the Holder thereof shall be entitled to receive the shares of Common Stock payable upon conversion in accordance with Article 12 of the Indenture, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of integral multiples of $1.00. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

11. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of it for all purposes.

12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13. Discharge and Defeasance. Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be

14. Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Subsidiary Guarantors and the rights of the Holders under the Indenture at any time by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of

Exhibit A - 7

such consent or waiver is made upon this Note. Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to qualify or maintain the qualification of the Indenture under the TIA, to add or release any Subsidiary Guarantor or Collateral pursuant to the Indenture and the Collateral Agreements and to make certain other specified changes and other changes that do not adversely affect the interests of any Holder.

15. Defaults and Remedies. As set forth in the Indenture, an Event of Default is generally (i) failure to pay principal upon maturity, redemption or otherwise (including pursuant to a Change of Control Offer or a Prepayment Offer); (ii) default for 30 days in payment of interest on any of the Notes; (iii) default in the performance of agreements relating to mergers, consolidations and sales of all or substantially all assets or the failure to make or consummate a Change of Control Offer or a Prepayment Offer; (iv) failure for 90 days after notice to comply with Section 9.9 of the Indenture; (v) failure for 60 days after notice to comply with any other covenants in the Indenture, any Subsidiary Guarantee or the Notes; (vi) certain payment defaults under, and the acceleration prior to the maturity of, certain Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount in excess of $50,000,000; (vi) the failure of any Subsidiary Guarantee to be in full force and effect (except as permitted by the Indenture); (vii) certain final judgments or orders against the Company or any Restricted Subsidiary in an aggregate amount of more than $50,000,000 (net of any amounts covered by insurance with a reputable and creditworthy insurance company that has not disclaimed liability) which remain unsatisfied and either become subject to commencement of enforcement proceedings or remain unstayed for a period of 60 days; (viii) the liens securing the Obligations under the Notes cease to be enforceable and perfected second-priority liens with respect to collateral, individually or in the aggregate, having a fair market value in excess of $10,000,000; (ix) any Collateral Agreement ceases to be enforceable, the result of which any liens securing the Obligations under the Notes cease to be enforceable and perfected second-priority liens with respect to collateral, individually or in the aggregate, having a fair market value in excess of $10,000,000; (x) certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary and (xi) the Required Stockholder Approval is not obtained and the Charter Amendment has not become effective, in each case by December 31, 2016, and such failure shall continue for a period of 90 days. If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, except that (i) in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary, the principal amount of the Notes will become due and payable immediately without further action or notice, and (ii) in the case of an Event of Default which relates to certain payment defaults or the acceleration with respect to certain Indebtedness, any such Event of Default and any consequential acceleration of the Notes will be automatically rescinded if any such Indebtedness is repaid or if the default relating to such Indebtedness is cured or waived, and if the holders thereof have accelerated such Indebtedness, such holders have rescinded their declaration of acceleration. No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice from such Holder of an Event of Default and written request by Holders of at least 25% in aggregate principal amount of the Outstanding Notes to institute proceedings in respect of such Event of Default, and the offer to the Trustee of indemnity reasonably satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Note by the Holder thereof.

Exhibit A - 8

Subject to certain limitations, Holders of a majority in aggregate principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except default in payment of principal, premium or interest) if it determines in good faith that withholding the notice is in the interest of the Holders. The Company is required to file annual reports with the Trustee as to the absence or existence of defaults.

16. Trustee Dealings with the Company. Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

18. Collateral Agreements. The obligations of the Company and the Subsidiary Guarantors under the Indenture, the Notes and the Subsidiary Guarantees will be secured by a second-priority perfected Lien granted to the Collateral Agent in the Collateral, subject to the terms of the Intercreditor Agreement. The Holders of the Notes will also be subject to the terms of the Collateral Trust Agreement.

19. Authentication. This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21. Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

22. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and corresponding ISIN numbers to be printed on the Notes and the Trustee may use CUSIP numbers and corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

Exhibit A - 9

THE COMPANY WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

Exhibit A - 10

EXHIBIT A

[FORM OF NOTICE OF CONVERSION]

To:	Comstock Resources, Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note (which together with other Notes of the Holder being converted is $1,000 in aggregate principal amount or an integral multiple thereof) below designated, into shares of Common Stock, in accordance with the terms of the Indenture referred to in the Note, and directs that any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount thereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 12.04 of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies the Note.

In the case of Definitive Notes, the certificate numbers of the Notes to be converted are as set forth below:

Date:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Exhibit A - 11

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted:
$ ,000

NOTICE: The above signature(s) of the Holder (s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

Exhibit A - 12

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                           agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

(signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A - 13

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

☐	Section 4.10	☐	Section 4.15

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, state the amount in integral multiples of $1.00 that you elect to have purchased: $

Date:	Your Signature
(Sign exactly as your name appears on the other side of this Note)

Soc. Sec. or Tax Identification No.:

Signature Guarantee:
(signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A - 14

[TO BE ATTACHED TO GLOBAL NOTE]

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

Exhibit A - 15

EXHIBIT B

COMSTOCK RESOURCES, INC.

and

the Subsidiary Guarantors named herein

9 1⁄2% Convertible Secured PIK Notes due 2020

FORM OF SUPPLEMENTAL INDENTURE

DATED AS OF             ,

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

as Trustee

Exhibit B - 1

This SUPPLEMENTAL INDENTURE, dated as of             ,          (this “Supplemental Indenture”) is among Comstock Resources, Inc., (the “Company”), [                    ] (the “Guaranteeing Subsidiary”), which is a subsidiary of the Company, each of the existing Subsidiary Guarantors (as defined in the Indenture referred to below) and American Stock Transfer & Trust Company, LLC, as Trustee.

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of             , 2016 (as heretofore amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 9 1⁄2% Convertible Secured PIK Notes due 2020 (the “Notes”) and the Additional Notes;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall become a Subsidiary Guarantor (as defined in the Indenture);

WHEREAS, Section 9.01(a)(9) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture in order to add any additional Subsidiary Guarantor with respect to the Notes, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guaranteeing Subsidiary, the other Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

Section 2. Relation to Indenture. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 3. Effectiveness of Supplemental Indenture. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guaranteeing Subsidiary, the other Subsidiary Guarantors and the Trustee.

Section 4. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees, by its execution of this Supplemental Indenture, to be bound by the provisions of the Indenture applicable to Subsidiary Guarantors to the extent provided for and subject to the limitations therein, including Article 10 thereof.

Exhibit B - 2

Section 5. Ratification of Obligations. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 6. The Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or to the recitals contained herein, all of which are made exclusively by the Company and the Subsidiary Guarantors.

Section 7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Signature of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signatures on following pages]

Exhibit B - 3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

COMPANY:

COMSTOCK RESOURCES, INC.

By:
Name:
Title:

GUARANTEEING SUBSIDIARY:

[ ]

By:
Name:
Title:

EXISTING SUBSIDIARY GUARANTORS:

[Insert signature blocks for each of the Subsidiary Guarantors existing at the time of execution of this Supplemental Indenture]

TRUSTEE:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS TRUSTEE

By:
Name:
Title:

Exhibit B - 4

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

by and among

COMSTOCK RESOURCES, INC.,

and

THE STOCKHOLDER[S] NAMED HEREIN

Exhibit C - i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of             , 20     by and among COMSTOCK RESOURCES, INC., a Nevada corporation (the “Company”), and                      (the “Stockholder”).

WHEREAS, this Agreement is made in connection with the conversion of the Company’s 9 1⁄2% Convertible Secured PIK Notes due 2020 (the “Notes”) into Common Stock pursuant to the terms of that certain Indenture, dated as of [                ], 2016, by and among the Company, each Subsidiary Guarantor from time to time party thereto and American Stock Transfer & Trust Company, LLC as Trustee (the “Indenture”); and

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Stockholder pursuant to the Indenture;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of this definition, beneficial ownership of 10.0% or more of the voting common equity (on a fully diluted basis) or options or warrants to purchase such equity (but only if exercisable at the date of determination or within 60 days thereof) of a Person shall be deemed to constitute control of such Person.

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the cities of New York, New York or Dallas, Texas are authorized or obligated by law or executive order to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.50 per share, of the Company.

“Company” has the meaning specified therefor in the introductory paragraph of this Agreement.

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“Conversion Price” means $12.32 per share of Common Stock, as the same may be adjusted as set forth in the Indenture.

“Effective Date” means the date of effectiveness of any Registration Statement.

“Effectiveness Period” has the meaning specified therefor in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Filing Date” has the meaning specified therefor in Section 2.1(a).

“Holder” means the record holder of any Registrable Securities.

“Holder Underwriter Registration Statement” has the meaning specified therefor in Section 2.2(o).

“Indenture” has the meaning specified therefor in the Recitals of this Agreement.

“Liquidated Damages” has the meaning specified therefor in Section 2.1(b).

“Liquidated Damages Multiplier” means the product of (i) the Conversion Price and (ii) the number of Registrable Securities then held by the applicable Holder and included on the applicable Registration Statement.

“Losses” has the meaning specified therefor in Section 2.5(a).

“NYSE” means the New York Stock Exchange.

“Notes” has the meaning specified therefor in the Recitals of this Agreement.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Registration” means any registration pursuant to this Agreement, including pursuant to a Registration Statement.

“Registrable Securities” means the Common Stock issuable upon conversion of the Notes, which are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.2.

“Registration Expenses” has the meaning specified therefor in Section 2.4(a).

“Registration Statement” has the meaning specified therefor in Section 2.1(a).

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“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified therefor in Section 2.4(a).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.5(a).

“Stockholder” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Target Effective Date” has the meaning specified therefor in Section 2.1(b).

“WKSI” means a well-known seasoned issuer (as defined in the rules and regulations of the Commission).

Section 1.2 Registrable Securities. Any Registrable Security will cease to be a Registrable Security upon the earliest to occur of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement, (b) when such Registrable Security has been disposed of (excluding transfers or assignments by a Holder to an Affiliate or to another Holder or any of its Affiliates or to any assignee or transferee to whom the rights under this Agreement have been transferred pursuant to Section 2.7) pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, (c) when such Registrable Security is held by the Company or one of its direct or indirect subsidiaries, (d) when the Holder of such Registrable Security beneficially owns less than 10% of the total number of shares of Common Stock outstanding and (e) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.7.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Shelf Registration.

(a) Shelf Registration. As soon as practicable following the date of this Agreement and upon written notice by the Stockholder of a request to register the Registrable Securities (but in no event longer than 30 days after the date of this Agreement), the Company shall prepare and file a registration statement under the Securities Act to permit the public resale of Registrable Securities then outstanding from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act (a “Registration Statement”); provided, however, that if the Company is then eligible, it shall file such initial registration statement on Form S-3. If the Company is not a WKSI, the Company shall use its commercially reasonable efforts to cause such initial Registration Statement to

Exhibit C - 3

become effective no later than 180 days after the date of filing of such Registration Statement (the “Filing Date”). The Company will use its commercially reasonable efforts to cause such Registration Statement filed pursuant to this Section 2.l(a) to be continuously effective under the Securities Act until the earliest to occur of the following: (i) all Registrable Securities covered by the Registration Statement have been distributed in the manner set forth and as contemplated in such Registration Statement, (ii) there are no longer any Registrable Securities outstanding and (iii) one year from the Effective Date of such Registration Statement (in each case of clause (i), (ii) or (iii), the “Effectiveness Period”). A Registration Statement filed pursuant to this Section 2.l(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company. A Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. As soon as practicable following the date that a Registration Statement becomes effective, but in any event within three (3) Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of a Registration Statement.

(b) Failure to Become Effective. If a Registration Statement required by Section 2.1(a) does not become or is not declared effective within 180 days after the Filing Date (the “Target Effective Date”), then each Holder shall be entitled to a payment (with respect to each of the Holder’s Registrable Securities which are included in such Registration Statement), as liquidated damages and not as a penalty, (i) for each non-overlapping 30 day period for the first 60 days following the Target Effective Date, an amount equal to 0.25% of the Liquidated Damages Multiplier, which shall accrue daily, and (ii) for each non-overlapping 30 day period beginning on the 61st day following the Target Effective Date, an amount equal to the amount set forth in clause (i) plus an additional 0.25% of the Liquidated Damages Multiplier for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days, and 1.0% thereafter), which shall accrue daily, up to a maximum amount equal to 1.0% of the Liquidated Damages Multiplier per non-overlapping 30 day period (the “Liquidated Damages”), until such time as such Registration Statement is declared or becomes effective or there are no longer any Registrable Securities outstanding. The Liquidated Damages shall be payable within 10 Business Days after the end of each such 30 day period in immediately available funds to the account or accounts specified by the applicable Holders. Any amount of Liquidated Damages shall be prorated for any period of less than 30 days accruing during any period for which a Holder is entitled to Liquidated Damages hereunder.

(c) Waiver of Liquidated Damages. If the Company is unable to cause a Registration Statement to become effective on or before the Target Effective Date as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then the Company may request a waiver of the Liquidated Damages, which may be granted by the consent of the Holders of a majority of the outstanding Registrable Securities that have been included on such Registration Statement, in their sole discretion, and which such waiver shall apply to all the Holders of Registrable Securities included on such Registration Statement.

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(d) Delay Rights.

(1) Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in a Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of such Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to such Registration Statement) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in such Registration Statement or (ii) the Company has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the Company, would materially and adversely affect the Company; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement for a period that exceeds an aggregate of 60 days in any 180-day period or 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in such Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement.

(2) If the Selling Holders are prohibited from selling their Registrable Securities under a Registration Statement as a result of a suspension pursuant to the immediately preceding paragraph in excess of the periods permitted therein, then, until the suspension is lifted, but not including any day on which a suspension is lifted, the Company shall be prohibited from engaging in registered sales of Common Stock or other equity securities representing interests in the Company under any registration statement other than any registration statement on Form S-8 on file with the Commission prior to the date of commencement of such suspension.

Section 2.2 Sales Procedures. In connection with its obligations under this Article II, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and

Exhibit C - 5

regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by any Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to a Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to any such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(e) immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading and to take such other action as is reasonably necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

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(f) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(h) make available to the appropriate representatives of the Selling Holders during normal business hours access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;

(i) use its commercially reasonable efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(j) use its commercially reasonable efforts to cause Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(k) provide a transfer agent and registrar for all Registrable Securities covered by any Registration Statement not later than the Effective Date of such Registration Statement;

(l) if reasonably requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(m) if reasonably required by the Company’s transfer agent, the Company shall promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer such Registrable Securities without legend upon sale by the Holder of such Registrable Securities under the Registration Statement; and

Exhibit C - 7

(n) if any Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the Registration Statement and any amendment or supplement thereof (a “Holder Underwriter Registration Statement”), then the Company will reasonably cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof. In addition, at any Holder’s request, the Company will furnish to such Holder, on the date of the effectiveness of the Holder Underwriter Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request (provided that such request shall not be more frequently than on an annual basis unless such Holder is offering Registrable Securities pursuant to a Holder Underwriter Registration Statement), (i) a “comfort” letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Holder, (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of the Holder Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including standard “10b-5” negative assurance for such offering, addressed to such Holder and (iii) a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the general partner of the Company addressed to the Holder. The Company will also permit legal counsel to such Holder to review and comment upon any such Holder Underwriter Registration Statement at least five Business Days prior to its filing with the Commission and all amendments and supplements to any such Holder Underwriter Registration Statement with a reasonable number of days prior to their filing with the Commission and not file any Holder Underwriter Registration Statement or amendment or supplement thereto in a form to which such Holder’s legal counsel reasonably objects. Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 2.2, shall forthwith discontinue offers and sales of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.2 or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Notwithstanding anything to the contrary in this Section 2.2, the Company will not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement or Holder Underwriter Registration Statement, as applicable, without such Holder’s consent. If the staff of the Commission requires the Company to name any Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act), and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the applicable Registration Statement, such Holder shall no longer be entitled to receive Liquidated Damages under this Agreement with respect to such Holder’s Registrable Securities, and the Company shall have no further obligations hereunder with respect to Registrable Securities held by such Holder, unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence as set forth in subsection (o) of this Section 2.2 with respect to the Company at the time such Holder’s consent is sought.

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Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 2.2, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.2 or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the managing underwriter or managing underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

If reasonably requested by a Selling Holder, the Company shall: (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

Section 2.3 Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in a Registration Statement who has failed to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.4 Expenses.

(a) Certain Definitions. “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.1 and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities.

(b) Expenses. The Company will pay all reasonable Registration Expenses, as determined in good faith, in connection with a shelf Registration, whether or not any sale is made pursuant to such shelf Registration. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.5, the Company shall not be responsible for professional fees (including legal fees) incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

Exhibit C - 9

Section 2.5 Indemnification.

(a) By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, partners, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, managers, partners, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the applicable Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto, or arise out of or are based upon the omission or alleged omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the applicable Registration Statement or other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, the Company’s directors, officers, employees and agents and each Person, who, directly or indirectly, controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereto or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

Exhibit C - 10

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.5(c) except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete and unconditional release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 2.5 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement

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of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.5 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act (or any similar provision then in effect), at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any similar provision then in effect) and (ii) unless otherwise available via the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.7 Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities under this Article II may be transferred or assigned by each Holder to one or more transferees or assignees of Registrable Securities; provided, however, that (a) unless any such transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Holder, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $75 million of Registrable Securities (determined by multiplying the number of Registrable Securities owned by the average of the closing price on the NYSE for the Common Stock for the ten trading days

Exhibit C - 12

preceding the date of such transfer or assignment), (b) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, personal delivery or (in the case of any notice given by the Company to the Stockholder) email to the following addresses:

(a) if to the Stockholder:

with a copy, which shall not constitute notice, to:

(b) if to the Company:

Comstock Resources, Inc.

5300 Town and Country Blvd.

Suite 500

Frisco, TX 75034

Facsimile: (972) 668-8812

Attention: Roland O. Burns, President and Chief Financial Officer

with a copy, which shall not constitute notice, to:

Locke Lord LLP

2200 Ross Avenue

Suite 2800

Dallas, TX 75201

Facsimile: (214) 756-8553

Attention: Jack E. Jacobsen

Exhibit C - 13

or to such other address as the Company or the Stockholder may designate to each other in writing from time to time or, if to a transferee or assignee of the Stockholder or any transferee or assignee thereof, to such transferee or assignee at the address provided pursuant to Section 2.7. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered, (ii) upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed, (iii) upon actual receipt of the facsimile or email copy, if sent via facsimile or email and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.2 Successors and Assigns. This Agreement shall be binding upon the Company, the Stockholder and their respective successors and permitted assigns, including subsequent Holders of Registrable Securities to the extent permitted herein. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 3.3 Assignment of Rights. Except as provided in Section 2.7, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of the other party.

Section 3.4 Recapitalization, Exchanges, Etc. Affecting Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all common stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.

Section 3.5 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.6 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Exhibit C - 14

Section 3.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 3.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.9 Governing Law, Submission to Jurisdiction. This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, termination, performance or nonperformance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws that might otherwise require the application of the laws of any other jurisdiction. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 3.10 Waiver of Jury Trial. Each party to this Agreement irrevocably waives the right to a trial by jury in connection with any matter arising out of this Agreement to the fullest extent permitted by applicable law.

Section 3.11 Severability of Provisions. If any provision in this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part hereof, and the remaining provisions shall remain in full force and effect, shall be construed so as to give effect to the original intent of the parties as closely as possible.

Section 3.12 Entire Agreement. This Agreement and the Indenture and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto, in respect of the subject matter contained herein and therein. There are no, and neither the Company nor any Stockholder has relied upon, restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Indenture with respect to the rights and obligations of the Company, the Stockholder or any of their respective Affiliates hereunder or thereunder, and each of the Company and the Stockholder expressly disclaims that it is owed any duties or is entitled to any remedies not expressly set forth in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

Exhibit C - 15

Section 3.13 Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall adversely affect the rights of any Holder hereunder without the consent of such Holder. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Stockholder from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given.

Section 3.14 No Presumption. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 3.15 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Stockholder, the Selling Holders, their respective permitted assignees and the Company shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Stockholder or a Selling Holder hereunder.

Section 3.16 Interpretation. Article, Section and Schedule references herein refer to articles and sections of, or schedules to, this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Any reference in this Agreement to $ shall mean U.S. dollars. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the

Exhibit C - 16

singular number only shall include the plural and vice versa. Words such as “herein,” hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision of this Agreement in which such words appear, unless the context otherwise requires. Whenever any determination, consent or approval is to be made or given by a Stockholder under this Agreement, such action shall be in such Stockholder’s sole discretion unless otherwise specified.

[Signature page follows.]

Exhibit C - 15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY

COMSTOCK RESOURCES, INC.

By:
Name:
Title:

STOCKHOLDER

By:
Name:
Title:

Exhibit C - Signature Page